                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant |X|

     Filed by a Party other than the Registrant |_|

     Check the appropriate box:
     | | Preliminary Proxy Statement         |_|  Confidential, for Use of the
                                                  Commission Only (as permitted
     |X| Definitive Proxy Statement               by Rule 14a-6(e)(2))
     |_| Definitive Additional Materials
     |_| Soliciting Material Under Rule 14a-12


                                DSET Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |_| No fee required.

      |X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: DSET Corporation, common stock, no par value.

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies: (i) 5,147,182 shares of common stock, representing the number of shares issued and outstanding as of October 31, 2002; and (ii) 493,427 options to acquire DSET common stock outstanding as of October 31, 2002, none of which are in-the-money and will be terminated in connection with the merger.

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to the agreement of merger, dated as of November 8, 2002, by and among DSET Corporation, NE Technologies, Inc. and NE Technologies Acquisition Corporation, DSET will merge with and into Acquisition Corporation, and each outstanding share of common stock of DSET will be converted into the right to receive $0.30 in cash.

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction: $1,692,483

--------------------------------------------------------------------------------
      (5) Total fee paid: $338.50

--------------------------------------------------------------------------------

      |X| Fee paid previously with preliminary materials.


--------------------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

--------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      (3) Filing Party:

--------------------------------------------------------------------------------
      (4) Date Filed:

--------------------------------------------------------------------------------

                                DSET CORPORATION
                              661 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702


                                                              December 3, 2002

To our Shareholders:

      You are cordially invited to attend a Special Meeting of Shareholders of DSET Corporation on December 27, 2002 at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540.


      As described in the enclosed proxy statement, at the special meeting, we will ask you to consider and vote upon a proposal to approve a merger agreement that provides for the merger of DSET with and into a wholly-owned subsidiary of NE Technologies, Inc., and to approve the merger contemplated by the merger agreement. If the merger is completed, you will receive $0.30 in cash, without interest, for each share of common stock of DSET that you own. In the merger, DSET will be merged into a wholly-owned subsidiary of NE Technologies.

APPROVAL OF THE MERGER AGREEMENT AND THE MERGER REQUIRES THE AFFIRMATIVE
VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE OUTSTANDING SHARES OF DSET COMMON STOCK. IF WE DO NOT OBTAIN THE REQUISITE VOTE, THE MERGER AGREEMENT WILL NOT BE APPROVED AND YOU WILL NOT RECEIVE $0.30 PER SHARE.

      Details of the merger are discussed in the enclosed proxy statement, the forepart of which includes certain questions and answers relating to the proposed transaction as well as a summary of the principal terms. Please read these materials carefully. Our board of directors has unanimously approved the merger agreement and the merger, and unanimously recommends that all shareholders vote "FOR" the approval of the merger agreement and the merger. In making this recommendation, the board of directors considered many factors, including the fairness opinion of Kaufman Bros., L.P., the board's financial advisor.

IT IS VERY IMPORTANT TO US THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

                                                     Sincerely,


                                                     /s/ Binay Sugla
                                                     ------------------------
                                                     Binay Sugla
                                                     President and
                                                     Chief Executive Officer

                                DSET CORPORATION
                              661 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 27, 2002

To the Shareholders of DSET Corporation:

      We will hold a special meeting of shareholders of DSET Corporation, a New Jersey corporation, on December 27, 2002, at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540. At this special meeting, we will ask you to consider and vote upon the following proposals as further described in the accompanying proxy statement:


      1. Approval of the agreement of merger, dated as of November 8, 2002, by and among DSET, NE Technologies, Inc. and NE Technologies Acquisition Corporation, a wholly-owned subsidiary of NE Technologies, and the merger of DSET with and into Acquisition Corporation, with Acquisition Corporation continuing as the surviving corporation and with each outstanding share of DSET common stock being converted into the right to receive a cash payment of $0.30 per share; and

      2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      November 27, 2002 is the record date for the special meeting. Only shareholders of record at the close of business on November 27, 2002 are entitled to notice of, and to vote at, the special meeting or at adjournments of the meeting.

      Following the proposed merger of DSET with and into Acquisition Corporation, DSET will cease to exist as a publicly held corporation and Acquisition Corporation will be a privately held, wholly-owned subsidiary of NE Technologies. As a result of the merger, each share of common stock of DSET will be canceled and converted into the right to receive a cash payment of $0.30 per share. The accompanying proxy statement contains detailed information about the merger and the actions to be taken in connection with the merger. The terms of the merger are more fully described in the merger agreement, which is attached as Annex A to the accompanying proxy statement. Please do not send your stock certificates to DSET at this time.

      Under New Jersey law, there are no appraisal or dissenters' rights that are applicable to the merger.

      DSET's board of directors has determined that the merger agreement and the merger are advisable, fair to, and in the best interests of, the holders of shares of DSET common stock. DSET's board of directors has approved, and recommends that you vote "FOR" the approval of the merger agreement and the merger. If a properly executed proxy card is submitted and no instructions are given, the shares of common stock represented by that proxy will be voted "FOR" approval of the merger agreement and the merger.

      We hope that all shareholders will be able to attend the special meeting in person. In order to ensure that a quorum is present at the special meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the special meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the special meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

      All shareholders are cordially invited to attend the special meeting.

                                       By Order of the Board of Directors,

                                       /s/ Binay Sugla
                                       -----------------------------------
                                       Binay Sugla
                                       President and Chief Executive Officer
Shrewsbury, New Jersey
December 3, 2002


--------------------------------------------------------------------------------
 WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED POSTAGE PAID ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL
MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED FROM WITHIN THE
                                 UNITED STATES.
--------------------------------------------------------------------------------

                               SUMMARY TERM SHEET

      The following summary briefly describes the material terms of the acquisition of DSET Corporation by NE Technologies, Inc. through the merger of DSET with and into NE Technologies Acquisition Corporation, a wholly-owned subsidiary of NE Technologies. While this summary describes the material terms of the merger, the proxy statement contains a more detailed description of such terms. We encourage you to read this summary together with the enclosed proxy statement before voting. We have included in this summary section references in the proxy statement to direct you to a more complete description of the topics described in this summary.

o NE Technologies is a global telecom software and solutions provider to equipment manufacturers, service providers and systems integrators. Acquisition Corporation is wholly-owned subsidiary of NE Technologies formed for the purpose of engaging in the merger. Please read "Summary--The Parties" beginning on page 1.

o     If the merger is completed:

      o DSET will be merged into Acquisition Corporation which is wholly-owned by NE Technologies;

      o you will receive a cash payment of $0.30 for each share of DSET common stock you hold;

      o you will no longer have any interest in the future earnings or growth of DSET; and


      o DSET will no longer be a public company and its common stock will no longer be listed on the OTC Bulletin Board.


            Please read "Questions and Answers about the Merger and the Special Meeting" beginning on page ii, "Background" beginning on page 10 and, "The Merger Agreement" beginning on page 27.

o DSET's board of directors received an opinion from its financial advisor, Kaufman Bros., L.P., that, as of November 1, 2002, the merger consideration of $0.30 per share is fair, from a financial point of view, to the public shareholders of DSET. Please read "Background--Opinion of Financial Advisor to the Board of Directors of DSET" beginning on page 15.

o For the merger to occur, at least a majority of the votes cast by the holders of the outstanding shares of DSET's common stock must approve the merger agreement. Each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. holding approximately 22.5% in the aggregate of the outstanding shares of DSET common stock, has agreed to vote its shares in favor of the merger agreement and the merger. Accordingly, in addition to the shares held by these key shareholders, if all outstanding shares of common stock are voted on the merger, the vote in favor of the merger agreement and the merger of approximately 27.5% of the outstanding shares of common stock present in person or by proxy and voting will be required to approve the merger agreement. Please read "DSET Corporation Special Meeting of Shareholders - Vote Required to Approve the Merger" beginning on page 7 and "The Stockholder Agreement" beginning on page 34.

o If the merger agreement is terminated by a party, such party will, under certain circumstances, be required to pay a termination fee to the other party in an amount equaling the costs and expenses of such other party; provided, however, that the maximum payment by DSET shall be no greater than $200,000 and the maximum payment by NE Technologies shall be no greater than $150,000. Please read "The Merger Agreement--Break-Up Fee" beginning on page 33.

o For United States federal income tax purposes, you generally will be treated as if you sold your DSET common stock for the cash you receive in the merger. You will recognize taxable gain or loss equal to the difference between the amount of cash you receive in the merger and the adjusted tax basis of your DSET common stock surrendered in the merger. Please read "Background--Material Federal Income Tax Consequences" beginning on page 25.

                                DSET CORPORATION
                              661 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 27, 2002

         FIRST MAILED TO THE SHAREHOLDERS ON OR ABOUT DECEMBER 3, 2002

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:    When and where will the special meeting be held?



A: The special meeting will take place on December 27, 2002 at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540.


Q:    Who is eligible to vote:

A: All shareholders of record on the close of business on November 27, 2002 shall be eligible to vote.

Q:    What am I being asked to vote upon at the special meeting?

A: You are being asked to vote to approve the agreement of merger by and among DSET Corporation, NE Technologies, Inc. and NE Technologies Acquisition Corporation, a wholly-owned subsidiary of NE Technologies, pursuant to which DSET will merge with and into Acquisition Corporation, with Acquisition Corporation continuing as the surviving corporation and a wholly-owned subsidiary of NE Technologies. NE Technologies is a global telecom software and solutions provider to equipment manufacturers, service providers and systems integrators. Acquisition Corporation is a wholly-owned subsidiary of NE Technologies newly formed for the purpose of engaging in the merger.

Q:    What vote is required to approve the merger?

A: Approval of the merger agreement and the merger requires the vote of at least a majority of the votes cast by the holders of the outstanding shares of DSET's common stock.

Q:    What will I receive in the merger?

A: Upon completion of the merger, each outstanding share of DSET common stock will be converted into the right to receive a cash payment of $0.30 per share, without interest.

Q:    How many votes do I have?

A: You have one vote for each share of common stock that you owned at the close of business on November 27, 2002.

Q: Does NE Technologies have the financial resources to pay for DSET's common stock?

A: The aggregate consideration payable to our shareholders in the merger is approximately $1,544,000. NE Technologies has advised us that it has received a loan commitment from Georgia Banking Company to fund this amount. To date, NE Technologies has not made financing arrangements with any source other than Georgia Banking Company.

Q: Why is DSET's board of directors recommending that I vote "FOR" the merger?

A: Our board of directors evaluated the fairness and advisability of the merger agreement and the merger, determined it to be advisable, in the best interests of and fair to the shareholders of the Company, and approved the merger agreement and the merger. The board of directors considered numerous factors in making those determinations including various alternatives to the merger. A more complete description of the reasons for the merger can be found in "Background - DSET's Purposes and Reasons for the Merger" beginning on page 13 of the proxy statement.

Q: Have any shareholders agreed to vote in favor of the merger agreement and the merger?

A: Yes. Signal Lake Venture Fund, L.P. and NV Partners II, L.P. have agreed with NE Technologies to vote all of their shares of DSET common stock, which represent in the aggregate approximately 22.5% of the outstanding shares of DSET common stock, in favor of the approval of the merger agreement and the merger. Arun Inam, a member of DSET's board of directors, is a managing director of Signal Lake Venture Fund, L.P. Each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. holds a promissory note issued by DSET in the principal amount of $400,000, which has an annual interest rate of 8%. Such notes are due and payable on January 31, 2003.

Q:    What was the opinion of DSET's financial advisor?

A: DSET's board of directors received an opinion from its financial advisor, Kaufman Bros., L.P., that, as of November 1, 2002, the merger consideration of $0.30 per share is fair, from a financial point of view, to the public shareholders of DSET. Please read the "Background of the Merger - Opinion of Financial Advisor to the Board of Directors of DSET" beginning on page 15 of the proxy statement for information about the opinion of the financial advisor.

Q:    How do I vote?

A: By proxy or in person. When you return your proxy card, you are giving your "proxy" to the individuals we have designated in the proxy card to vote your shares as you direct at the meeting. If you sign the proxy card but do not give voting instructions, these individuals will vote your shares for each proposal as recommended by the board of directors. Where a shareholder has specified a choice on his or her proxy with respect to certain proposals or matters, that direction will be followed. If no direction is given, all of the shares of common stock represented by the proxy will be voted in favor of the merger and the merger agreement.

Q:    How do I vote in person?

A: If you plan to attend the special meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in "street name," you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on November 27, 2002 in order to be admitted to the special meeting. If you want to vote shares that are not in your name at the special meeting, you must obtain a "legal proxy" from the holder of record and present it at the special meeting.

Q:    May I change my vote?

A: A proxy that is properly submitted to DSET may be revoked at any time before it is exercised. For a shareholder "of record," meaning one whose shares are registered in his or her own name, to revoke a proxy, the shareholder may either:

      o send another signed proxy card with a later date to the address indicated on the proxy card;

      o send a letter revoking the shareholder's proxy to our clerk at our principal address; or

      o     attend the special meeting and vote in person.

      A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Q:    Are DSET shareholders entitled to dissenters' or appraisal rights?

A: No. Under New Jersey law, there are no appraisal or dissenters' rights that are applicable to the merger.

Q:    Is there a deadline for closing the merger?

A:    There is no deadline for closing the merger.

Q:    How do I exchange my stock certificates for cash?

A: If the merger is completed, you will receive written instructions for exchanging your DSET stock certificates for cash. You should not surrender your DSET stock certificates prior to receiving those instructions. Please do not send your stock certificates at this time. Promptly after surrendering your stock certificates and such other documents identified in the instructions, you will receive payment of your portion of the merger consideration for your shares.

Q:    Will I owe taxes as a result of the merger?

A: Generally, for United States federal income tax purposes, you will be treated as if you sold your DSET common stock for the cash you receive in the merger. In general, you will recognize taxable gain or loss for federal income tax purposes equal to the difference between (1) the amount of cash you receive in the merger and (2) the adjusted tax basis of your shares of DSET common stock surrendered in the merger. You may also be taxed under applicable foreign, state, local and other tax laws. In addition, if you do not provide certain certifications required by the Internal Revenue Service, a portion of the cash you are to receive may be withheld and paid to the Internal Revenue Service. You are encouraged to consult your own tax advisor regarding the specific tax consequences of the merger to you. Please read "Background of the Merger--Material Federal Income Tax Consequences" beginning on page 25 of the proxy statement for information about tax consequences of the merger.

Q:    What happens if I sell my shares before the special meeting:

A: If you are a stockholder on the record date for the special meeting, November 27, 2002, you will be entitled to vote at the special meeting. If you sell your stock after the record date but before the date of the special meeting, you will be able to vote at the special meeting, but you will not have right to receive the $0.30 per share. The right to receive the $0.30 per share will pass to the person who owns your stock when the merger becomes effective.

Q:    Whom should I call if I have any questions?

A: If you have any questions about the special meeting, about your ownership of our common stock or about the merger, please contact:

      Mr. Bruce M. Crowell
      Chief Financial Officer
      DSET Corporation
      661 Shrewsbury Avenue
      Shrewsbury, New Jersey 07702
      (732) 945-6000

                                DSET CORPORATION
                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SUMMARY.......................................................................1
Date, Time and Place of the Special Meeting...................................1
Purpose of the Special Meeting................................................1
The Parties...................................................................1
The Merger Agreement..........................................................2
Effect of the Transaction.....................................................2
Board of Directors' Recommendations to Shareholders...........................2
DSET's Purposes and Reasons for the Merger....................................2
Opinion of Financial Advisor to the Board of Directors of DSET................3
What Shareholders Will Receive................................................3
How Options Will be Treated...................................................3
Shareholder Vote Required to Approve the Merger...............................3
Interests of DSET's Directors and Officers in the Merger......................4
Tax Consequences..............................................................4
Conditions to the Merger......................................................5
Appraisal Rights..............................................................5
Regulatory Approval...........................................................5
Forward-Looking Statements....................................................5
DSET CORPORATION SPECIAL MEETING OF SHAREHOLDERS..............................7
Where and When the Special Meeting Will be Held...............................7
What Will be Voted Upon.......................................................7
Only DSET Holders of Record are Entitled to Vote..............................7
Quorum........................................................................7
Vote Required to Approve the Merger...........................................7
Voting Your Shares by Proxy...................................................8
Revoking Your Proxy...........................................................8
Voting Shares Held in "Street Name" by Proxy and Abstaining...................8
Voting in Person..............................................................8
Dissenting Holders............................................................8
Costs of Soliciting these Proxies.............................................9
Exchanging Stock Certificates.................................................9
Closing.......................................................................9
BACKGROUND...................................................................10
Background of the Merger.....................................................10
DSET's Purposes and Reasons for the Merger...................................13
Opinion of Financial Advisor to the Board of Directors of DSET...............15
Amount and Source of Funds and Financing of the Merger.......................22
Certain Effects of the Merger................................................23
Conduct of the Business of DSET if the Merger is not Completed...............23
Interests of DSET's Directors and Officers in the Merger.....................24
Relationship Between DSET and NE Technologies................................24
Director and Officer Indemnification.........................................25
Material Federal Income Tax Consequences.....................................25
THE MERGER AGREEMENT.........................................................27
Merger Consideration.........................................................27
Outstanding Options..........................................................27
The Surviving Corporation....................................................27

Representations and Warranties...............................................27
Conduct of DSET Business.....................................................28
Advisory Committee...........................................................29
Shareholder Rights Plan......................................................30
Acquisition Proposals........................................................30
Access to Information........................................................30
Proxy Material...............................................................31
Filings; Other Actions; Notification.........................................31
Publicity; Communications....................................................31
Indemnification; Directors' and Officers' Insurance..........................31
Expenses.....................................................................31
Principal Conditions to the Completion of the Merger.........................31
Termination..................................................................32
Break-Up Fee.................................................................33
Amendment; Waiver of Conditions..............................................33
Accounting Treatment.........................................................33
Regulatory Approval..........................................................34
THE STOCKHOLDER AGREEMENT....................................................34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............35
APPRAISAL RIGHTS.............................................................37
WHERE YOU CAN FIND MORE INFORMATION..........................................37
HOUSEHOLDING OF SPECIAL MEETING MATERIALS....................................37
OTHER MATTERS................................................................37
INFORMATION ABOUT SHAREHOLDER PROPOSALS......................................37

ANNEXES

      Annex A    Agreement of Merger, dated November 8, 2002

      Annex B    Form of Stockholder Agreement, dated November 8, 2002

      Annex C    Opinion of Kaufman Bros., L.P., dated November 1, 2002

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information from this proxy statement. This summary may not contain all of the information that is important to you. To understand the merger fully and to obtain a more complete description of the legal terms of the merger agreement and the merger, you should carefully read this entire proxy statement, including the Annexes and the documents to which we refer you. See "Where You Can Find More Information" beginning on page 37 for more details.

Date, Time and Place of the Special Meeting


      The special meeting of shareholders of DSET will be held on December 27, 2002, at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540.


Purpose of the Special Meeting

      At the special meeting, the shareholders of DSET will consider and vote on a proposal to approve the merger agreement, a copy of which is attached to this proxy statement as Annex A, and the merger of DSET with and into Acquisition Corporation with Acquisition Corporation surviving as a wholly-owned subsidiary of NE Technologies.

The Parties

      DSET Corporation:

         Principal Executive Offices:
         DSET Corporation
         661 Shrewsbury Avenue
         Shrewsbury, New Jersey 07702
         Telephone: (732) 945-6000

      DSET Corporation, a publicly-held New Jersey corporation, is a provider of innovative OSS software solutions designed to minimize operational costs and maximize the value of service offerings for telecommunications providers and enterprise networks around the world.

     NE Technologies, Inc.

         Principal Executive Offices:
         NE Technologies, Inc.
         5085 Avalon Ridge Parkway
         Suite 100
         Norcross, Georgia 30071
         Telephone: (770) 453-9190

      NE Technologies, Inc., a privately-held Georgia corporation, is a global telecommunications software and solutions provider to equipment manufacturers, service providers and systems integrators.

      NE Technologies Acquisition Corporation ("Acquisition Corporation")

         Principal Executive Offices:
         NE Technologies Acquisition Corporation
         5085 Avalon Ridge Parkway
         Suite 100
         Norcross, Georgia 30071
         Telephone: (770) 453-9190


                                     - 1 -

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      NE Technologies Acquisition Corporation, a privately-held Georgia corporation, is a newly-formed, wholly-owned subsidiary of NE Technologies and it has not engaged in any business activities unrelated to the merger.

The Merger Agreement  (See Page 27)

      We have attached a copy of the merger agreement as Annex A to this proxy statement. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger. Under the merger agreement, DSET will merge with and into Acquisition Corporation, with Acquisition Corporation continuing as the surviving corporation. If the merger is completed, each share of DSET common stock outstanding will be canceled and converted into the right to receive a cash payment of $0.30 per share. Outstanding options to purchase DSET's common stock under its stock option plans will be canceled upon completion of the merger. As permitted by DSET's option plans, all outstanding options have been accelerated and DSET has provided its optionholders 15 days notice to exercise all outstanding options. DSET does not believe that any options will be exercised prior to the completion of the merger as the exercise prices for all options are in excess of the exchange price of $0.30.

Effect of the Transaction  (See Page 23)


      Following the merger, DSET common stock will no longer be publicly traded or quoted on the OTC Bulletin Board. DSET will also no longer be required to file periodic and other reports with the United States Securities and Exchange Commission and will formally terminate its reporting obligations under the Securities Exchange Act of 1934. As a result of the merger, the holders of our common stock at the time of the merger will be entitled to receive the $0.30 per share cash merger price and will no longer have any interest in DSET, including its future earnings or growth.


Board of Directors' Recommendations to Shareholders  (See Page 13)

      DSET's board of directors believes that the terms of the merger agreement and the merger are advisable, in the best interests of, and fair to the holders of its common stock. The board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" the approval of the merger agreement and the merger.

DSET's Purposes and Reasons for the Merger  (See Page 13)

      In reaching its conclusion to approve and recommend the merger agreement and the merger, the board of directors considered, among other material factors, the following:

      o the historical market prices and recent trading activity and trading range of the common stock;

      o     the economic and market conditions affecting DSET;

      o the financial condition, results of operations and cash flows of DSET;

      o the continued decline in the sales of DSET's gateway products and the extended sales cycle and commercialization process associated with DSET's new IP-based products;

      o     the lack of equity research coverage for DSET's common stock;

      o the financial presentation of Kaufman Bros., L.P., including its opinion, delivered orally on November 1, 2002 and reaffirmed in writing on November 1, 2002, that the merger consideration is fair, from a financial point of view, to holders of common stock;

      o presentations by, and discussions with, senior management of DSET and representatives of DSET's financial and legal advisors regarding the merger and the merger agreement;


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      o     the fact that, pursuant to the merger agreement, DSET's board of directors has the right under certain circumstances, prior to the closing of the merger, to terminate the merger agreement in order to accept a superior proposal for the company;

      o the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement;

      o the fact that the merger provides shareholders of DSET with liquidity to dispose of their shares of common stock for cash, which may not be available in the public market due to the low level of trading volume of such shares;

      o the fact that, pursuant to the merger, Acquisition Corporation directly, and NE Technologies indirectly, will assume DSET's liabilities, including an aggregate of $864,000 due and payable on January 31, 2003 under certain promissory notes;

      o     the inability of DSET to raise additional equity or debt financing;
            and

      o the reasonable likelihood that DSET would have filed for bankruptcy protection within the next few months if an agreement with NE Technologies or any other party was not reached.

Opinion of Financial Advisor to the Board of Directors of DSET  (See Page 15)

      In connection with the merger agreement, the board of directors considered the opinion of DSET's financial advisor, Kaufman Bros., L.P., that, as of November 1, 2002, the merger consideration is fair, from a financial point of view, to the public holders of DSET common stock. The full text of Kaufman Bros.' written opinion is attached to this proxy statement as Annex C. Kaufman Bros.' opinion does not constitute a recommendation to any shareholder with respect to any matter relating to the proposed merger. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by Kaufman Bros.

What Shareholders Will Receive  (See Page 23)

      Upon completion of the merger, all holders of our common stock will be entitled to receive a cash payment of $0.30 per share of common stock.

How Options Will be Treated  (See Page 27)

      Upon completion of the merger, all outstanding options to purchase DSET's common stock under its stock option plans will be canceled. As permitted by DSET's option plans, all outstanding options have been accelerated and DSET has provided its optionholders 15 days notice to exercise all outstanding options. DSET does not believe that any options will be exercised prior to the completion of the merger as the exercise prices for all options are in excess of the exchange price of $0.30.

Shareholder Vote Required to Approve the Merger  (See Page 7)

      Approval of the merger agreement and the merger requires the vote of at least a majority of the votes cast by the holders of the outstanding shares of DSET's common stock on the record date.

      Each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. has agreed to vote to approve the merger agreement and each of them has entered into a stockholder agreement to vote their respective shares to approve the merger agreement and the merger. Such entities collectively hold approximately 22.5% of the outstanding shares of DSET common stock. Accordingly, at the special meeting, if all outstanding shares of common stock are voted on the merger, the vote of DSET's shareholders, other than such entities, holding approximately 27.5% of the outstanding common stock present in person or by proxy and voting will be required to approve the merger agreement and the merger. The form of stockholder agreement pursuant to which each such entity has agreed to


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

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vote its shares is attached to this proxy statement as Annex B. Arun Inam, a member of DSET's board of directors, is a managing director of Signal Lake Venture Fund, L.P. Each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. holds a promissory note issued by DSET in the principal amount of $400,000, which has an annual interest rate of 8%. Such notes are due and payable on January 31, 2003.

Interests of DSET's Directors and Officers in the Merger  (See Page 24)

      When considering the recommendation of the DSET board of directors, you should be aware that several DSET directors and officers have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger agreement and the merger than DSET's shareholders generally.

      These interests include the following:

      o if the merger is completed, Dr. Binay Sugla, DSET's president and chief executive officer and a member of the board of directors, will receive a lump sum payment equal to 80% of his average total monthly compensation (salary, bonus and commissions, if any) for the 12 months immediately prior to a change in control of DSET. If there was no change in control and Dr. Sugla was terminated, he would be entitled to such payment over a 12-month period. In the event Dr. Sugla's employment with DSET is terminated (whether or not in connection with a change in control), Dr. Sugla may elect to continue to receive medical, dental and life insurance benefits for 12 months after termination;

      o if the merger is completed and he is terminated, Bruce Crowell, DSET's chief financial officer, will receive over a 12-month period, nine times his average monthly compensation (salary, bonus and commissions, if any) for the 12 months immediately prior to his termination. Mr. Crowell is also entitled to medical, dental and life insurance coverage for nine months following termination;

      o pursuant to change in control agreements, if the merger is completed, each of DSET's directors and executive officers is entitled to acceleration of their DSET stock options in connection with the merger. Holders of outstanding options to purchase DSET's common stock under DSET's stock option plans have been given notice providing that each optionee's stock options shall be fully exercisable for a period of 15 days from such notice, and that all stock options will terminate upon the expiration of the 15-day period;

      o Signal Lake Venture Fund, L.P. has agreed to vote to approve the merger and has entered into a stockholder agreement to vote its shares to approve the merger agreement and the merger. Arun Inam, a member of DSET's board of directors, is a managing director of Signal Lake Venture Fund, L.P. Signal Lake Venture Fund, L.P. holds a promissory note issued by DSET in the principal amount of $400,000, which has an annual interest rate of 8%. Such note is due and payable on January 31, 2003; and

      o NE Technologies has also agreed, as the parent of the surviving corporation in the merger, to indemnify each present and former DSET director and officer against liabilities arising out of the fact that such person is or was a director or officer of DSET, and to maintain in effect for six years a policy of directors' and officers' liability insurance comparable to DSET's existing policy, for the benefit of such directors and officers.

Tax Consequences  (See Page 25)

      Generally, for United States federal income tax purposes, DSET's shareholders will be treated as if they sold their common stock for the cash they receive in the merger. Each shareholder will recognize taxable gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder's adjusted tax basis in the DSET common stock surrendered in the merger. Shareholders are encouraged to consult their own tax advisors regarding the specific tax consequences, including the tax consequences under foreign, state, local and other tax laws, of the merger to them.


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Conditions to the Merger  (See Page 31)

      Each of NE Technologies and DSET is required to complete the merger only if specific conditions are satisfied or waived, including the following:

      o approval of the merger agreement and the merger by the shareholders of DSET;

      o absence of any law, regulation, judgment, injunction, order or decree prohibiting the merger and no legal proceeding shall be pending or threatened whereon an unfavorable judgment, order, decree, stipulation or injunction would prevent or cause the rescission of the consummation of the merger;

      o the parties have performed their respective agreements and covenants contained within the merger agreement in all material respects;

      o the representations and warranties made by the other party in the merger agreement are true and correct on the effective date of the merger, unless otherwise specified in the merger agreement, and are subject to certain materiality qualifications; and

      o receipt of all requisite certificates and instruments reasonably requested of the other party.

      In addition, NE Technologies is required to complete the merger only if the following additional conditions are satisfied or waived:

      o DSET has obtained all of the required waivers, permits, consents, approvals or other authorizations and effected all of the required registrations, filings and notices;

      o no action or litigation has been instituted, pending or threatened by any governmental entity or third party and no statute, law, judgment or similar restriction relating to the merger or the merger agreement shall be in effect and impacting the merger or the merger agreement or having a material adverse effect on DSET as set forth in the merger agreement;

      o resignation of all directors and officers of DSET and its subsidiaries;

      o absence of any general suspension of trading on certain securities markets, banking moratorium or suspension of payments or certain limitations on the extension of credit by financial entities.

      Although neither DSET nor NE Technologies expects to waive any conditions to the merger, DSET reserves the right to do so if it believes a waiver is in the best interests of the shareholders. We will resolicit the approval of shareholders if we believe that any such waiver constitutes a material change from the information described in this proxy statement.

Appraisal Rights (See Page 37)

      Under New Jersey law, holders of DSET common stock do not have appraisal or dissenters' rights that are applicable to the merger.

Regulatory Approval (See Page 34)

      No regulatory approval is required to complete the merger.

Forward-Looking Statements

      This proxy statement, including information included or incorporated by reference in this proxy statement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements about DSET's financial condition, results of


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

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operations, plans, objectives, future performance and business, involve risks and uncertainties. You generally can identify forward-looking statements in statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions. All forward-looking statements included in this proxy statement are based upon information available to DSET as of the date hereof. DSET assumes no obligation to update any such forward-looking statements. DSET's actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in DSET's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.


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

                                DSET CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS


      This proxy statement is being furnished in connection with the solicitation of proxies from the holders of our common stock by our board of directors. The board of directors is soliciting your proxy with respect to the merger agreement and the merger of DSET with and into Acquisition Corporation, and any other matters to be voted upon at the special meeting and at any adjournment or adjournments of the special meeting. We will begin mailing this proxy statement to holders of our common stock on or about December 3, 2002. You should read this proxy statement carefully before voting your shares.


Where and When the Special Meeting Will be Held


      The special meeting of shareholders of DSET will be held on December 27, 2002, at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540.


What Will be Voted Upon

      At the special meeting, you will be asked to consider and vote upon the following items:

      o to approve the merger agreement and the merger of DSET with and into Acquisition Corporation; and

      o the transaction of such other business as may properly come before the special meeting or any adjournment or adjournments of the special meeting.

Only DSET Holders of Record are Entitled to Vote


      November 27, 2002 is the record date for the determination of shareholders who are entitled to notice of, and to vote at, the special meeting of shareholders or at any adjournment or adjournments of that special meeting. On the record date, there were 5,147,182 shares of common stock issued and outstanding.


Quorum

      A quorum of our shareholders is necessary to have a valid shareholders' meeting. The required quorum for the transaction of business at the special meeting is the presence, in person or by proxy, of the holders of shares representing a majority of the shares of stock entitled to vote at the special meeting. Signal Lake Venture Fund, L.P. and NV Partners II, L.P. hold collectively approximately 22.5% of the outstanding shares of DSET common stock. Signal Lake Venture Fund, L.P. and NV Partners II have executed stockholder agreements (a form of which is included with this proxy statement as Annex B) to vote all of these shares to approve the merger. Therefore, at the special meeting the presence in person or by proxy of an additional 27.5% of the outstanding common stock on the record date will be sufficient to establish a quorum.

Vote Required to Approve the Merger


      For the merger to occur, the merger agreement and the merger must be approved by at least a majority of the outstanding votes cast by the holders of the shares of common stock. As of the record date, there were 5,147,182 shares of our common stock issued and outstanding. Our common stock entitles its holder of record to one vote for each share owned. Signal Lake Venture Fund, L.P. and NV Partners II, L.P. hold collectively approximately 22.5% of the outstanding shares of DSET common stock. Each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. has executed a stockholder agreement (a form of which is included with this proxy statement as Annex B) to vote all of these shares to approve the merger. Therefore, at the special meeting, if all outstanding shares of common stock are voted on the merger, the vote in favor of the merger agreement and the merger of DSET's shareholders, other than such entities, holding approximately 27.5% of the outstanding common stock on the record date will be sufficient to approve the merger agreement and the merger.

Voting Your Shares by Proxy

      When you return your proxy card, you are giving your "proxy" to the individuals we have designated in the proxy to vote your shares as you direct at the meeting. If you sign the proxy card but do not give voting instructions, these individuals will vote your shares for each proposal as recommended by the board of directors. Each proxy will confer discretionary authority to vote on any matter presented at the meeting which DSET did not know of within a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, they will vote your shares in accordance with their best judgment. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

      Where a shareholder has specified a choice on his or her proxy with respect to certain proposals or matters, that direction will be followed. If no direction is given, all of the shares of common stock represented by the proxy will be voted in favor of such proposal or matter.

Revoking Your Proxy

      A proxy that is properly submitted to DSET may be revoked at any time before it is exercised. For a shareholder "of record," meaning one whose shares are registered in his or her own name, to revoke a proxy, the shareholder may either:

      o send another signed proxy card with a later date to the address indicated on the proxy card;

      o send a letter revoking the shareholder's proxy to our secretary at our principal address; or

      o     attend the special meeting and vote in person.

      A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Voting Shares Held in "Street Name" by Proxy and Abstaining

      If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be able to vote them on the merger. These shares will be treated as shares present and entitled to vote for purposes of determining whether a quorum exists, but are not considered to be votes cast with respect to the merger and thus will have no effect on the outcome. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker. Abstentions are treated as shares present and entitled to vote for purposes of determining whether a quorum exists, however, abstentions are counted as a vote against for purposes of determining whether the merger has been approved and will therefore have the effect of voting against the merger.

Voting in Person

      Shareholders that attend the special meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in "street name" and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on November 27, 2002. If you want to vote shares that are held in "street name" or are otherwise not registered in your name, you will need to obtain a "legal proxy" from the holder of record and present it at the special meeting.

Dissenting Holders

      Under New Jersey law, there are no appraisal or dissenters' rights that are applicable to the merger.

Costs of Soliciting these Proxies


      DSET will pay all of the costs of soliciting these proxies, consisting mostly of printing and mailing costs. Although we are mailing these proxy materials, our directors and employees may also solicit proxies in person or by telephone, facsimile or other electronic means of communication. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, DSET will, at their request, reimburse them for their out-of-pocket expenses in this regard.


Exchanging Stock Certificates

      Holders of common stock should not send in their stock certificates with the proxy cards. If the merger is completed, you will receive written instructions for exchanging your stock certificates for cash.

Closing

      The merger will be effective as soon as practicable following shareholder approval of the merger agreement and the merger at the special meeting and satisfaction or waiver of the terms and conditions set forth in the merger agreement, and upon the filing of certificates of merger with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Georgia.

                                   BACKGROUND

Background of the Merger

      DSET completed its merger with ISPSoft in January 2002. DSET's reasons for consummating the ISPSoft merger included the board's beliefs that the growth prospects for IP-based products were significant and that the combination of the two companies would be attractive to potential investors, enabling the combined company to raise funds to pursue its sales and research and product development efforts in the IP provisioning market.

      Accordingly, in February 2002, DSET's board of directors determined that it would be prudent to aggressively seek additional funding in order to further develop and commercialize its next generation of products and services, including its new IPSource product.

      During 2000 and 2001, DSET's business had diminished as a result of the significant downturn in the telecommunications market. In response to this downturn, DSET reduced its workforce on numerous occasions in order to conserve cash reserves. Given the continuing depressed state of the telecommunications market in 2002, it was unclear when new growth opportunities would emerge for DSET's traditional electronic-bonding gateway business or when DSET's prospective customer base would adopt IP-based products, including DSET's new IP provisioning, activation and configuration platform. In addition, DSET still had a legacy of recognized and contingent contractual liabilities amounting to over $20.0 million with less than $10.0 million of cash and other current tangible assets.

      In the opinion of the board, raising additional funds would allow DSET to meet these obligations, enable it to execute its revised business plan, strengthen DSET's market position and enhance its overall market value.

      A committee of the board was formed to consider a funding strategy and was comprised of three members of the board, Jack Goldberg, Arun Inam and Dr. Binay Sugla, DSET's president. Kaufman Bros., L.P. was engaged by the entire board of directors to support this committee in its efforts. The initial meeting of the committee took place on February 20, 2002, at which time the committee heard a report from Kaufman Bros. regarding possible funding sources and types of financing that might be available to DSET.

      Additional meetings of the committee were held from March through June of 2002 to further consider financing strategies. Based upon the advice of DSET's financial advisor and management's discussions with various financial institutions, it was determined that traditional lending sources were no longer an option for DSET due to DSET's financial condition and the continuing decline of the overall telecommunications industry. The committee also considered the sale of the gateway business line to finance DSET's new IP products since these new products represented the longer term growth prospect for DSET. After further analysis by its financial advisors and review by the full board of directors, the board concluded that the sale of the gateway business was unlikely to result in sufficient cash proceeds to compensate for the loss of the ongoing positive cash flow from the gateway business.

      From late March 2002 through July 2002, Kaufman Bros. and certain members of DSET's management team identified and approached various strategic financial sources. Despite numerous discussions, no offers for financing were received.

      In May 2002, Dilip Naik, president of NE Technologies, and Vish Emani, vice president of sales and marketing of NE Technologies, approached DSET's management to inquire about purchasing DSET's applications development tools products that NE Technologies sold and serviced under a license from DSET. After a series of discussions between management of NE Technologies and William P. McHale, Jr., DSET's former president and chief executive officer, and later with Dr. Sugla, the parties could not determine a mutually agreeable price. On June 4, 2002 at Supercomm, a major telecommunications industry trade show, Dr. Sugla discussed with Mr. Naik of NE Technologies, whether NE Technologies had an interest in making an offer for DSET's gateway business. NE Technologies requested relevant information in order to evaluate that business.

      On June 12, 2002, Mr. Naik and Dr. Sugla discussed by telephone the interest level of NE Technologies in purchasing DSET's gateway business. Mr. Naik indicated that any price for DSET's gateway business in excess of DSET's market capitalization would be difficult to meet.

      On June 20, 2002, Mr. Naik contacted Dr. Sugla and they discussed possible offers with respect to the gateway business. In connection with such discussions, Dr. Sugla suggested that NE Technologies may want to invest in DSET by taking a major ownership position. On July 1, 2002, DSET and NE Technologies executed a confidentiality agreement. On July 22, 2002, NE Technologies requested additional information on DSET's business and financial projections.


      During the second quarter of 2002, members of executive management reported to the committee that they had had various telephone conversations with prospective purchasers and investors. Based on these discussions, it became clear to the committee that because the per share price of DSET's common stock was trading at such a depressed level, no prospective purchaser would pay more for the individual assets of DSET than the trading price implied and no prospective investor would pay a price per share higher than the then current trading price. During the second quarter of 2002, DSET's common stock was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market. On November 26, 2002, DSET's common stock was transferred from the Nasdaq
SmallCap Market to the OTC Bulletin Board.


      On July 15, 2002, Mr. Naik and Dr. Sugla discussed by telephone the form that an offer for DSET might take. Mr. Naik indicated it was NE Technologies' intention to make an offer for the entire company by way of a tender offer to the public shareholders of DSET. On July 18, 2002, Mr. Naik and Mr. Emani visited DSET at DSET's Shrewsbury, New Jersey offices to conduct preliminary due diligence.

      On July 26, 2002, NE Technologies delivered a proposed letter of intent and term sheet for the acquisition of all the outstanding shares of DSET common stock. Discussions ensued between the parties negotiating the terms of the proposal until July 31, 2002. Dr. Sugla agreed at that time to present the letter of intent in its then current form to the DSET board of directors at its upcoming meeting on August 2, 2002.

      At the August 2, 2002, DSET board meeting, Dr. Sugla presented the letter of intent to the board and reviewed certain elements, such as purchase price, transaction structure, management time commitment, impact on DSET's current customers and partners and the value to shareholders. After discussion, the board of directors recommended that management engage in further discussions with NE Technologies with respect to such proposed offer.

      On August 7, 2002, DSET's management presented a revised letter of intent to the board of directors and received approval to execute the letter of intent. The letter of intent was signed on August 14, 2002. The letter of intent provided that NE Technologies would acquire all of the outstanding common stock of DSET through a wholly-owned subsidiary of NE Technologies by means of a tender offer and cash merger for remaining shares not tendered, at a price of $0.40 per share. The letter of intent further provided that the parties would negotiate a definitive agreement within 30 days and, for a period of 30 days, DSET would not solicit, initiate or encourage any offers or proposals from any other potential buyers.

      On August 14, 2002, NE Technologies delivered its initial due diligence request to DSET.

      From August 12, 2002 through August 23, 2002, representatives of NE Technologies and DSET met at DSET's Shrewsbury, New Jersey offices to discuss and conduct due diligence with respect to DSET.

      From August 26, 2002 through September 11, 2002, representatives of NE Technologies and DSET continued discussions relating to due diligence information regarding DSET by telephone.

      On September 12, 2002, NE Technologies' legal counsel delivered a draft of the offer agreement to DSET and DSET's counsel.

      From September 12, 2002 to October 12, 2002, representatives of DSET, NE Technologies and their respective legal advisors negotiated terms of the offer agreement and other definitive documents. Much of the negotiation focused on various conditions that NE Technologies desired to have included in the offer agreement. The parties also extensively negotiated the terms of a break-up fee to be included in the offer agreement.

      On October 12, 2002, representatives of NE Technologies and their legal advisors proposed a revised structure for the transaction whereby NE Technologies would purchase approximately 20% of DSET's common stock from one or two of DSET's major investors prior to signing a definitive agreement and then NE Technologies would make a tender offer for the remaining shares. DSET considered this proposal in light of the board of directors' fiduciary duties. Representatives of DSET made counter proposals and an agreement was reached whereby the form of the proposed transaction became a cash merger. In addition, NE Technologies would solicit voting agreements of two of DSET's major shareholders, NV Partners II, L.P. and Signal Lake Venture Fund, L.P., who hold approximately 22.5% of the outstanding DSET common stock.

      From October 14, 2002 to November 2, 2002, representatives of DSET, NE Technologies and their respective legal advisors negotiated terms of the revised merger agreement and other definitive documents. Much of the final negotiation was focused on the terms of the break-up fee and indemnification of the current officers and directors of DSET.

      On October 28, 2002, Mr. Naik informed Dr. Sugla that NE Technologies could no longer justify offering $0.40 per share for DSET's common stock and intended to reduce its offer to as low as $0.30 due to the continued reduction in the average market price of DSET's common stock. Mr. Naik subsequently advised Dr. Sugla that NE Technologies would in fact only offer $0.30 per share for the outstanding common stock of DSET.

      On November 1, 2002, the DSET board of directors held a special meeting to consider the approval of the merger, the merger agreement and related agreements. At the board meeting, Dr. Sugla again reviewed the strategic and business rationale for the proposed merger. He also reviewed the current condition of the telecommunications market, including the continuing decrease in the size of the gateway market and the early stage of the IP-based product market. Bruce Crowell, DSET's chief financial officer, reviewed DSET's preliminary third quarter results, the forecast for the fourth quarter of 2002 and the first quarter of 2003, DSET's cash position and liquidity concerns, and the status of major liabilities. Representatives of Hale and Dorr LLP, counsel to DSET, then reviewed for the board the principal terms of the merger agreement, the related agreements and the prospective timeline to the closing of the merger. Representatives of Kaufman Bros. then reviewed financial analyses they had prepared in connection with their evaluation of the proposed consideration to be paid in the merger. Kaufman Bros.' representatives rendered their oral opinion, subsequently confirmed in writing, to the effect that, as of November 1, 2002, and subject to various assumptions, the consideration to be paid in the merger was fair to DSET's public shareholders from a financial point of view. For a more detailed discussion of Kaufman Bros.' analysis and opinion, you should review the section captioned "The Merger -- Opinion of Financial Advisor to the Board of Directors of DSET" beginning on page 15 and the text of Kaufman Bros.' opinion attached as Annex C to this proxy statement.

      Dr. Sugla then reviewed with the board various strategic alternatives, including the proposed merger. The alternatives included discontinuing one or more lines of business, filing for bankruptcy protection, finding, negotiating and finalizing superior offers from other interested parties and financing the business through operating cash flows. The board concluded that the reduction of operating costs associated with discontinuing one or more lines of business would not preserve the long-term value of DSET. The board believed that filing for bankruptcy protection could cause significant harm to DSET's creditors, shareholders, customers, employees and long-term value. The board then discussed the prospects of DSET successfully financing the business through operating cash flows. The board determined that, given the distressed state of the telecommunications industry and the length of the sales cycle for DSET's products, DSET could not rely on prospective sales to finance operations in the short term. In addition, the board determined that identifying, negotiating and finalizing a superior offer could take a significant amount of time. The board decided to accept the offer from NE Technologies and review any offers submitted before completion of the merger.

      After discussion and deliberation, the DSET board unanimously:

      o determined that the merger is in the best interests of DSET and its shareholders;

      o approved the merger, the merger agreement and the related agreements; and

      o resolved to call a special meeting of DSET's shareholders to approve the sale to NE Technologies for $0.30 per share.

      Following the conclusion of the board meeting, on November 8, 2002, DSET and NE Technologies finalized, executed and delivered the merger agreement and DSET issued a press release announcing the transaction.

DSET's Purposes and Reasons for the Merger

      In the course of reaching its decision to approve the merger agreement and the merger, DSET's board of directors consulted with DSET's senior management, as well as its outside legal counsel and financial advisor, and considered a number of factors in favor of the merger, including the following material factors:


      o the historical market prices and recent trading activity and trading range of the common stock, including the fact that the $0.30 cash payment offered to DSET's shareholders in the merger represented a premium of approximately 87.5% over DSET's closing stock price on each of the one trading day and 30 trading days prior to the public announcement of the merger by DSET;


      o the economic and market conditions affecting DSET, in particular the projected continued decline in sales of DSET's gateway products and the condition of the telecommunications market;

      o the financial condition, results of operation and cash flows of DSET, including its severe liquidity situation and the fact that its revenues have continued to decline on a year-over-year basis;

      o the continued decline in the sales of DSET's gateway products and the extended sales cycle and commercialization process associated with DSET's new IP-based products;

      o the lack of equity research coverage for DSET's common stock, which would serve to strengthen the market for its common stock, the difficulty of attracting new investment interest in DSET and the resulting difficulty for shareholders of DSET to receive a fair price when selling their shares in the market;

      o the financial presentation of Kaufman Bros., L.P., including its opinion, delivered orally on November 1, 2002 and reaffirmed in writing, that the merger consideration is fair, from a financial point of view, to the public holders of common stock;

      o presentations by, and discussions with, senior management of DSET and representatives of DSET's financial and legal advisors regarding the merger and the merger agreement;

      o the provisions of the merger agreement and the fact that the terms of the merger agreement were determined through arms'-length negotiations between DSET and its legal advisors, on the one hand, and NE Technologies and its legal advisors, on the other;

      o the fact that, pursuant to the merger agreement, DSET's board of directors has the right, prior to the closing of the merger, to terminate the merger agreement in order to accept a superior proposal (as defined in the merger agreement), if (a) the board of directors has determined, after consultation with its legal counsel, that failure to accept such proposal would be inconsistent with its fiduciary duties under applicable law, (b) DSET gives NE Technologies three business days advance notice of DSET's intention to accept such superior proposal and, during such three-business day period, NE

            Technologies does not make a more favorable offer to DSET, and (c) DSET, upon termination, pays to NE Technologies a termination fee equal to its costs and expenses incurred in the transaction up to $200,000;

      o the fact that, pursuant to the merger, NE Technologies will assume all of the liabilities of DSET, including an aggregate of $864,000 due and payable on January 31, 2003 under certain promissory notes;

      o the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement due to (a) the fact that the merger is not subject to any material consents and approvals, (b) the fact that NE Technologies' obligations under the merger agreement are not subject to any financing condition, (c) the representations of NE Technologies in the merger agreement that it has received a written commitment from funding sources to provide sufficient funds to consummate the merger, and (d) the financial strength of NE Technologies;

      o the fact that the merger provides shareholders of DSET with liquidity to dispose of their shares of common stock for cash, which may not be available in the public market due to the low level of trading volume of such shares;

      o the process undertaken to solicit third party indications of interest in the acquisition of all or part of DSET and the fact that no other party presented DSET with a viable acquisition proposal;

      o the reasonable likelihood that, given the financial condition of DSET and its severe liquidity situation, DSET would have filed for bankruptcy protection within the next few months if an agreement with NE Technologies or any other party was not reached; and

      o the inability of DSET to raise additional equity or debt financing given its financial condition.

      DSET's board of directors also considered the following material factors adverse to the proposed merger:

      o the fact that, following the merger, DSET shareholders will cease to participate in any future earnings growth of DSET or benefit from any increase in the value of DSET;

      o the possibility that the merger may not be completed and the effect of the public announcement of the merger on DSET's sales and operating results and its ability to attract and retain key technical, marketing and management personnel;

      o the fact that, pursuant to the merger agreement, DSET and its representatives may not participate in discussions or negotiations with any third party who might submit an acquisition proposal (as defined in the merger agreement) unless in response to such proposal our board of directors determines in good faith that the offer is a superior proposal (as defined in the merger agreement) and that the failure to enter into such negotiations would be inconsistent with its fiduciary duties under applicable law;

      o the fact that, because shareholders of DSET will not receive stock of NE Technologies in the transaction, DSET shareholders will not participate in any synergies between DSET and NE Technologies;

      o the fact that the termination fee required by terms of the merger agreement to be paid by DSET in certain circumstances would make it more costly for another potential purchaser to acquire DSET;

      o the fact that, under New Jersey law, DSET's shareholders may not demand appraisal or dissenters' rights; and

      o the possibility that, although the merger provides DSET's shareholders the opportunity to realize a premium over the price at which the common stock traded prior to public announcement of the merger, the price of common stock might have increased in the future to a price greater than that being offered in the merger.

      The foregoing discussion addresses the material information and factors considered by DSET's board of directors in their consideration of the merger, including factors that support the merger, as well as those that may weigh against it.

      In evaluating the merger, the members of our board of directors considered their knowledge of the business, financial condition and prospects of DSET, and the views of DSET's senior management and financial and legal advisors. In view of the variety of factors considered in connection with its evaluation of the merger, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the board of directors may have given different weight to different factors.

      Other than in their capacity as members of the board of directors of DSET, no director or executive officer of DSET has made a recommendation either in support of or opposed to the transaction.

Opinion of Financial Advisor to the Board of Directors of DSET

      In connection with its consideration of the merger, the board of directors of DSET requested Kaufman Bros., L.P.'s opinion, as investment bankers, as to the fairness, from a financial point of view, to the public shareholders of DSET of the consideration to be received by such shareholders in connection with the merger.

      DSET selected Kaufman Bros. for a number of reasons, including its familiarity with DSET and its experience and reputation in the areas of valuation and financial advice, particularly in relation to transactions of the size and nature of the merger. Kaufman Bros. is an investment banking firm which is regularly engaged in the valuation of businesses and their securities in connection with transactions and acquisitions, leveraged buyouts, negotiated underwritings, private placements and valuations for corporate and other purposes. In the normal course of its business, Kaufman Bros. trades DSET common stock for its own account or for the account of its customers and, accordingly, may, from time to time, hold long or short positions in DSET common stock.

      On November 1, 2002, Kaufman Bros. reviewed with the board of directors of DSET financial analyses performed by Kaufman Bros., and delivered to the board of directors an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated November 1, 2002, to the effect that, based upon and subject to the considerations and limitations set forth in such opinion, as of November 1, 2002, the consideration to be received by the public shareholders of DSET in connection with the merger, was fair, from a financial point of view, to such shareholders.

      The following summary of Kaufman Bros.' opinion may not include all of the information important to you. The full text of the opinion letter, dated November 1, 2002, delivered by Kaufman Bros. to the DSET board of directors, which sets forth fully the assumptions made, general procedures followed, matters considered and limits on the scope of review undertaken, is included as Annex C to this proxy statement and is incorporated herein by reference. Kaufman Bros. has consented to the inclusion of the full text of its opinion as Annex C to this proxy statement. The summary of Kaufman Bros.' opinion set forth below is qualified in its entirety by reference to the full text of such opinion. Holders of DSET common stock are urged to read Kaufman Bros.' opinion carefully and in its entirety.

      DSET did not place any limitation upon Kaufman Bros. with respect to the procedures to be followed or factors to be considered in rendering its opinion. In conducting its investigation and analysis and in arriving at its opinion, Kaufman Bros. reviewed information and took into account the financial and economic factors it deemed relevant and material under the circumstances.

      In connection with its analysis, Kaufman Bros., among other things:

      o reviewed a draft of the Agreement of Merger, dated as of October ___, 2002, and the schedules and exhibits attached thereto;

      o reviewed a draft of the Stockholder Agreement, dated as of October ___, 2002;

      o reviewed DSET's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and DSET's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, as filed with the Securities and Exchange Commission;

      o reviewed certain internal information relating to DSET provided to Kaufman Bros. by management of DSET, including historical financial information and financial forecasts;

      o     visited DSET's facilities in Shrewsbury, New Jersey;

      o held discussions with DSET's management regarding the businesses, operations and prospects of DSET;

      o. contacted a number of potential financing sources, strategic partners and purchasers during the period from February 25, 2002 to October 29, 2002 and consulted with DSET with respect thereto;

      o reviewed the historical trading prices and volumes of DSET's common stock;

      o reviewed certain publicly available information concerning certain other companies engaged in businesses which Kaufman Bros. believed to be reasonably comparable to DSET;

      o reviewed information concerning certain other business transactions which Kaufman Bros. believed to be reasonably comparable to the merger;

      o performed various valuation analyses as Kaufman Bros. deemed appropriate using generally accepted analytical methodologies; and

      o performed such other studies, analyses, inquiries and investigations as Kaufman Bros. deemed appropriate.

      In arriving at its opinion, Kaufman Bros. assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to it by or on behalf of DSET, or obtained by Kaufman Bros. from publicly available sources, and upon the assurance of the management of DSET that they were not aware of any information or facts that would make any such information incomplete or misleading. Kaufman Bros. did not attempt to independently verify such information. In conducting its review, Kaufman Bros. did not conduct or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of DSET, nor was it furnished with any such evaluation or appraisal. Kaufman Bros. assumed, with DSET's consent, that the merger will be consummated in accordance with the terms set forth in the drafts of the merger agreement and the stockholder agreement, respectively, reviewed by it without any amendment thereto and without waiver by the parties thereto of any of the conditions to their respective obligations thereunder.

      Kaufman Bros. assumed that the financial forecasts examined by it were reasonably prepared and were based upon the best available estimates and good faith judgments of DSET's senior management as to the future performance of DSET. Where Kaufman Bros. prepared forecasts based upon information provided by DSET, Kaufman Bros. obtained the assurance of the management of DSET that such forecasts were reasonable.

      Kaufman Bros. noted that its opinion was necessarily based upon the financial, economic, market and other conditions as they existed and could be evaluated by Kaufman Bros. on, and the information made available to it as of, the date of its opinion. Kaufman Bros. has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion that is brought to its attention after the date of its opinion. Although Kaufman Bros. evaluated the consideration to be received by the public shareholders of DSET in the merger from a financial point of view, Kaufman Bros. did not recommend the specific consideration payable in the merger, which was determined through negotiations between DSET and NE Technologies.

      Kaufman Bros.' opinion is for the information of DSET's board of directors for its use in evaluating the fairness, from a financial point of view, to the public shareholders of DSET of the consideration to be received by such shareholders in connection with the merger. Such opinion does not constitute a recommendation as to any action the board of directors or any shareholder of DSET should take in connection with the merger or any aspect thereof. Kaufman Bros.' opinion is not an opinion as to the structure, terms or effect of any other aspect of the merger as to the merits of the underlying decision of DSET to enter into the merger, or as to any other transaction or business strategies discussed by the board of directors of DSET as alternatives to the merger.

      In preparing its opinion, Kaufman Bros. performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Kaufman Bros.' opinion or of the presentation by Kaufman Bros. to the board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Kaufman Bros. did not attribute particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Kaufman Bros. believes that its analysis must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the preparation of its opinion. In its analysis, Kaufman Bros. made numerous assumptions with respect to DSET, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond DSET's control. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of the actual values or predictive of future results or values, which may by significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Kaufman Bros.' opinion and analyses were only one of many factors considered by DSET's board of directors in its evaluation of the merger and should not be viewed as determinative of the view of the board of directors or management of DSET with respect to the merger or the consideration to be received by the public shareholders of DSET in connection therewith.

      The following is a summary of the material financial analyses performed by Kaufman Bros. in connection with rendering its opinion.

Review of Financial Models

      DSET management provided Kaufman Bros. with financial forecasts for the years 2002 to 2006. Kaufman Bros. prepared forecasts for 2007 based upon the financial assumptions utilized by DSET management in preparing the forecasts for 2002 through 2006. The 2007 forecast was prepared solely in order to enable Kaufman Bros. to conduct a discounted cash flow analysis using five-year forecasts. (See below.) Kaufman Bros. does not endorse this forecast (or the forecasts prepared by DSET's management for 2002 through 2006). Kaufman Bros. modified the financial forecasts provided by DSET's management to reflect more conservative assumptions than those underlying the forecasts prepared by management. For fiscal year 2003, Kaufman Bros. used a higher figure for cost of goods sold to reflect the risk of higher costs in the initial commercial installations of DSET's IP VPN product line. This resulted in a modest decline in the projection of gross profit for the year. For fiscal year 2004 through fiscal year 2006, Kaufman Bros. used lower revenue growth rates and higher expense assumptions to reflect DSET's financial condition and small operational scale, and the poor telecom industry environment.

      Certain of the analyses performed by Kaufman Bros., such as the comparable public company analysis, comparable transaction analysis and discounted cash flow analysis described below, assume that the acquired company is financially viable and will be able to continue as a going concern. The financial projections prepared by

DSET's management reflect that, without additional financing, DSET will run out of cash during the first quarter of 2003. Accordingly, Kaufman Bros. believes that the financial projections furnished to Kaufman Bros. by DSET's management and the more conservative projections prepared by Kaufman Bros. raise serious doubt as to DSET's financial viability and ability to continue as a going concern. Therefore, as noted below, in Kaufman Bros.' judgment, the values of DSET implied by the comparable public company analysis, comparable transaction analysis and discounted cash flow analysis should be given little significance or relevance.

Analysis of Premiums Paid in Comparable Transactions

      Kaufman Bros. compared the consideration to be paid in the merger to the price of DSET's common stock as of October 28, 2002. The consideration to be paid in the merger represents a 76.5% premium over the closing sales price of DSET's common stock on such date. Because of the low trading volume, low market price of DSET's common stock and certain trading day anomalies, such as days on which no shares of common stock were traded, Kaufman Bros. compared the merger consideration to the mean, median, high and low closing sales prices of DSET's common stock during specific periods of trading days prior to October 28, 2002, as opposed to comparing such consideration to the closing sales prices on specific trading days prior to October 28, 2002. The following table summarizes this analysis:

         Premium based upon
         ------------------
         Period of:                     Mean                Median                 High                  Low
         ----------                  ----------           ----------            ----------            ----------
         10 Days:                       87.5%                76.5%                50.0%                130.8%
         30 Days:                       76.5%                87.5%                36.4%                172.7%
         60 Days:                       57.9%                66.7%                 3.4%                172.7%

      Kaufman Bros. analyzed the premiums paid in transactions over the past twelve months in which the consideration paid was between $1 million and $100 million and in which the target's primary business was software/data processing, which includes the communications software industry. Kaufman Bros. selected 26 deals from an initial sample set of more than 200 transactions that had sufficient financial information (including both transaction multiples and deal premiums) and included publicly-held targets. The following table reflects the results of Kaufman Bros.' analysis of the premiums paid in these 26 transactions over the stock price of the target company one day, five days and 30 days prior to the announcement of the subject transaction.

         Premium based upon             Mean                Median               Minimum               Maximum
         ------------------          ----------           ----------            ----------            ----------
         1 Day Prior                    58.6%                47.1%                -3.4%                 227.2%
         5 Days Prior                   67.8%                68.3%               -43.3%                 161.5%
         30 Days Prior                  68.2%                55.1%               -23.0%                 316.7%

      Kaufman Bros. noted that the 76.5% premium paid over the closing sales price of DSET's common stock on October 28, 2002, is above the mean and medians of the one day premiums for the software/data services industry. Kaufman Bros. also noted that the premiums that the merger consideration represents over the mean and median prices of DSET's common stock price during the ten day and thirty day periods prior to the announcement of the merger are above the mean and median of the five day and thirty day premiums for the software/data services industry. In addition, the premium that the merger consideration represents over the mean and median prices of DSET's common stock price during the sixty day period prior to the announcement of the merger compares favorably to the thirty day premium for the software/ data services industry.

      Kaufman Bros. also examined a summary of all announced one trading day deal premiums as reported by Thompson Financial for the years ending 1999-2001. The average deal premium on all deals announced during these periods were:

            Premium based upon:                Average
         ------------------------            ------------

         2001 Historical Premiums               31.7%
         2000 Historical Premiums               34.7%

         1999 Historical Premiums               37.5%

      Kaufman Bros. noted that the 76.5% premium paid over the closing sales price of DSET's common stock on October 28, 2002, is higher than the average premiums in the sample of all announced deals from 1999 through 2001, as reported by Thompson Financial.

Analysis of Estimated Liquidation Value

      Kaufman Bros., together with the management of DSET, estimated the value that DSET shareholders would receive in an orderly liquidation of DSET. Liquidation analyses generally estimate the consideration that holders of common stock may receive by calculating the current market value of a company's assets in excess of such company's liabilities. A liquidation analysis is generally applied to companies for which a going concern is not certain. Kaufman Bros. performed this analysis due to DSET's rapidly declining cash balances, substantial revenue decreases and continued lack of profitability.

      A liquidation analysis necessarily involves complex considerations and judgments concerning the valuation of assets (tangible or otherwise), liabilities (contingent or otherwise) and certain costs, fees and commissions, as well as the likelihood of certain contingencies associated with an orderly liquidation. Kaufman Bros., together with DSET's management, analyzed the financial, operating and other data it deemed necessary to establish reasonable estimates of the proceeds which may be available for disbursement to the holders of DSET's common stock in various liquidation scenarios.

      DSET's total liabilities (contingent or otherwise) exceed the value of its assets (tangible or otherwise). Accordingly, Kaufman Bros.' analysis reflected that there would likely be nothing available for distribution to the holders of DSET's common stock if DSET were to be liquidated.

Analysis of Selected Publicly Traded Companies

      Kaufman Bros. reviewed publicly available financial information, as of the most recently reported period, as of September 30, 2002, and stock market information, as of October 28, 2002, for the following fifteen publicly traded companies that Kaufman Bros. deemed reasonably comparable to DSET as these companies derive a significant portion, if not all, of their revenues from the sale of telecommunications software.

      o     Ace*COMM Corp.

      o     Boston Communications

      o     CSG Systems International

      o     Cellular Tech Services

      o     Convergys Corp.

      o     Daleen Technologies

      o     Amdocs Ltd.

      o     DST Systems

      o     INTASYS Corp.

      o     Lightbridge Systems Corp.

      o     Mobile Data Solutions

      o     Mind CTI Ltd.

      o     Metasolv Inc.

      o     Portal Software

      o     Veramark Technologies

      For each company in the analysis, Kaufman Bros. calculated multiples of the market value plus total debt minus total cash ("Enterprise Value") to its last twelve months ("LTM") revenue, Fiscal Year 2002 revenue estimates ("FY2002") and Fiscal Year 2003 revenue estimates ("FY2003"). Kaufman Bros. then applied these multiples to DSET's LTM revenues for the period ended June 30, 2002 and to the projected financial results of DSET for FY2002 and FY2003. The chart below summarizes the results of these analyses:

Comparable Company Analysis

                                               Mean       Median      Minimum     Maximum
                                             ---------   ---------   ---------   ---------
Comparable Companies:
Enterprise Value / LTM revenue                   1.12x       1.06x       0.11x       2.86x
Enterprise Value / FY2002 revenue                1.38x       1.25x       0.38x       2.87x
Enterprise Value / FY2003 revenue                1.20x       1.29x       0.36x       2.61x

                                                            (in $ millions)
Implied Enterprise Value of DSET based on
Comparable Companies:
Enterprise Value / LTM revenue               $     7.3   $     7.0   $     0.7   $    18.8
Enterprise Value / FY2002 revenue            $     6.8   $     6.2   $     1.9   $    14.2
Enterprise Value / FY2003 revenue            $    11.2   $    12.0   $     3.3   $    24.2

      The merger consideration is within the minimum - maximum range for the LTM revenue valuation ranges for the comparable companies and below the minimum for the projected FY2002 and projected FY2003 revenue valuation ranges for the comparable companies.

      Kaufman Bros. performed the comparable public company valuation analysis outlined above because it is a traditional analysis performed in connection with the evaluation of the fairness, from a financial point of view, of transactions similar to the merger. However, this type of analysis assumes that the acquired company is financially viable and will be able to continue as a going concern. As noted above, Kaufman Bros. believes that the financial projections furnished to Kaufman Bros. by DSET's management and the more conservative projections prepared by Kaufman Bros. raise serious doubt as to DSET's financial viability and ability to continue as a going concern. Accordingly, in Kaufman Bros.' judgment, the comparable company analysis has little significance or relevance.

Analysis of Selected Comparable Acquisition Transactions

      Using publicly available information, Kaufman Bros. analyzed certain financial and operating information relating to the following eleven selected merger and acquisition transactions in the telecommunications software sector, each of which was announced in calendar year 2001 or 2002. The comparable transactions were chosen as they involved acquired companies that Kaufman Bros. believed possessed general business, operating and financial characteristics representative of companies in the industry in which DSET operates. Kaufman Bros. noted that none of the comparable transactions reviewed was exactly comparable to the merger and that the range of information available for each comparable transaction varied from detailed information relating to publicly registered companies, to limited and summary information contained in public press releases relating to private companies. The comparable transactions reviewed by Kaufman Bros. were (the purchaser is listed first, followed by the acquired company and the nature of the transaction (i.e., cash for stock, stock for stock or a combination of the two)):

                      Purchaser                        Acquired Company                    Nature of Transaction
         --------------------------------      --------------------------------      ------------------------------
         Borland Software Corp.                Starbase Corporation                  Cash
         Daleen Technologies, Inc.             Abiliti Solutions                     Combination
         CSG Systems                           IBM (Telecom Billing assets)          Cash
         Liberate Technologies                 Sigma Systems Group                   Cash
         Convergys Corp                        iBasis (Price Interactive division)   Cash
         Convergys Corp                        TelesensKSCL                          Cash
         Micromuse                             Riversoft Plc                         Cash


         The Management Network Group          Cambridge Strategic Management        Combination
                                                   Group
         Lightbridge Inc.                      Altawave Inc.                         Cash
         MetaSolv, Inc.                        Nortel (Architel assets)              Cash
         Allen Systems                         Landmark Systems                      Cash

      For each comparable transaction, Kaufman Bros. calculated multiples of Enterprise Value of the acquired company compared to its LTM revenue, operating income before interest, taxes, depreciation and amortization ("EBITDA") and net income which were, based upon the most recent publicly available information prior to the closing of the respective comparable transaction. Kaufman Bros. then applied these multiples of revenues to the projected financial results of DSET for the period ending December 31, 2002 using both the projected financial information provided by DSET's management and the projected annualized revenues based upon DSET's actual revenues for the six month period ended June 30, 2002 ("2002 Annualized"). Kaufman Bros. applied multiples to the actual and projected EBITDA and net income of DSET for the same periods above, but as these results were less than zero, they did not yield a meaningful result. The following table reflects the material results of these analyses.

Comparable Transaction Analysis

                                               Mean        Median     Minimum     Maximum
                                             ---------   ---------   ---------   ---------
Enterprise Value / Revenue                        1.6x        1.0x        0.4x        6.7x
                                                           (in $ millions)
Implied Enterprise Value of DSET based on:
Enterprise Value / LTM revenue               $    10.5   $     6.4   $     2.4   $    43.9
Enterprise Value / 2002 Annualized           $     8.6   $     5.2   $     2.0   $    36.0
Enterprise Value / FY2002 revenue            $     7.8   $     4.8   $     1.8   $    32.9

      The merger consideration is below the minimum value for DSET implied using the multiples obtained from this analysis.

      Kaufman Bros. selected one comparable transaction (Convergys Corp.'s acquisition of TelesensKSCL) for further examination as the target was purchased out of bankruptcy. In this transaction, Kaufman Bros. estimated that Convergys Corp. paid approximately 0.37x LTM revenues for the target. Using this multiple, the implied Enterprise Values of DSET based upon LTM revenues and projected FY2002 revenues are $2.4 million and $1.8 million, respectively. Kaufman Bros. believes that, due to the significantly larger size of TelesensKSCL's revenue and operations relative to DSET's, these implied values should be discounted from between 20% - 30%. Applying the estimated discount to the unadjusted implied Enterprise Value above yields an implied adjusted implied Enterprise Value of $1.9 million and $1.3 million, respectively.

      Kaufman Bros. performed the comparable transaction analysis outlined above because it is a traditional analysis performed in connection with the evaluation of the fairness, from a financial point of view, of transactions similar to the merger. However, this type of analysis assumes that the acquired company is financially viable and will be able to continue as a going concern. As noted above, Kaufman Bros. believes that the financial projections furnished to Kaufman Bros. by DSET's management and the more conservative projections prepared by Kaufman Bros. raise serious doubt as to DSET's financial viability and ability to continue as a going concern. Accordingly, in Kaufman Bros.' judgment, the comparable transaction analysis has little significance or relevance.

Discounted Cash Flow Analysis

      Kaufman Bros. also performed a discounted cash flow analysis of DSET using the more conservative projections prepared by Kaufman Bros. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a corporate entity by calculating the estimated future cash flows of such entity and discounting such cash flow results back to the present. Kaufman Bros. performed this analysis to estimate the net present value of DSET's enterprise value and to compare it to the value of the consideration to be paid to DSET in the merger.

      Kaufman Bros. calculated projected EBITDA and free cash flow for DSET. Free cash flow as used by Kaufman Bros. is net income plus depreciation and amortization, after tax, net of interest expense, less changes in working capital (excluding cash) and capital expenditures. Kaufman Bros. calculated the terminal value of DSET at the end of the forecast period by applying a range of estimated EBITDA multiples selected by Kaufman Bros. The terminal value estimates are a hypothetical approximation of the value of an enterprise's cash flows beyond the end of the five-year period covered by the projections.

      In its discounted cash flow analyses, Kaufman Bros. estimated a terminal value of DSET using a terminal value multiple range of 3.0x to 5.0x projected 2007 estimated EBITDA and discounted the stream of free cash flows during the forecast period together with the estimated terminal value at discount rates ranging from 30.0% to 40.0%. Selection of an appropriate discount rate is an inherently subjective process and is affected by numerous factors. The discount rates used by Kaufman Bros. were selected based upon DSET's historical financial results, current financial condition and the risk associated with DSET achieving its financial projections. This range of discount rates also reflects an estimate of the cost of capital for DSET and the current valuation parameters for comparable public companies. Such analysis produced Enterprise Values for DSET that ranged from $10.6 million to $16.9 million. The chart below summarizes the results of these analyses:

Projected 2007 Estimated EBITDA             3.0x - 5.0x
Discount Rate Range                        30.0% - 40.0%

                                                Mean              Median             Minimum             Maximum
                                            ------------       -------------       -----------         -----------
                                                                       (in $ millions)
DSET's Implied Enterprise Value              $ 13.5              $ 13.3             $ 10.6              $    16.9

      The discounted cash flow analysis of DSET showed that the value of the consideration to be received by DSET's shareholders in the merger is below the range of the implied Enterprise Value of DSET.

      Kaufman Bros. performed the discounted cash flow analysis outlined above because it is a traditional analysis performed in connection with the evaluation of the fairness, from a financial point of view, of transactions similar to the merger. However, this type of analysis assumes that the company is financially viable and will be able to continue as a going concern. As noted above, Kaufman Bros. believes that the financial projections furnished to Kaufman Bros. by DSET's management and the more conservative projections prepared by Kaufman Bros. raise serious doubt as to DSET's financial viability and ability to continue as a going concern. Accordingly, in Kaufman Bros.' judgment, the discounted cash flow analysis has little significance or relevance.

Compensation

      Pursuant to the terms of Kaufman Bros.' engagement, DSET has paid to Kaufman Bros. the sum of $15,000 and has agreed to pay Kaufman Bros., upon the closing of the merger, a total cash fee of approximately $94,000 less the amount previously paid. DSET has also agreed to reimburse Kaufman Bros. for its reasonable out-of-pocket expenses incurred in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Kaufman Bros. and related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

Other Relationships

      Kaufman Bros has performed investment-banking services for DSET in the past for which it has received customary fees. In particular, in 2001 and 2002, Kaufman Bros. acted as financial advisor to DSET in connection with its acquisition of ISPSoft Inc.

Amount and Source of Funds and Financing of the Merger

      NE Technologies has received a loan commitment letter from Georgia Banking Company pursuant to which Georgia Banking Company has committed to provide NE Technologies or Acquisition Corporation (subject
                                     - 22 -
to certain customary conditions) with up to $1,556,000 to finance the merger.
NE Technologies has represented to DSET that NE Technologies will have available all the funds necessary to consummate the merger.

Certain Effects of the Merger

      As a result of the merger, the separate corporate existence of DSET will cease and Acquisition Corporation will continue as the surviving corporation and as a wholly-owned subsidiary of NE Technologies. At the closing of the merger, all outstanding common stock of DSET will be converted into the right to receive a cash payment of $0.30 per share. Under New Jersey law, there are no appraisal or dissenters' rights that are applicable to the merger. The merger agreement will also have the following effects:

      o Effect on holders of DSET's common stock. If the merger is completed, holders of DSET's common stock will receive a cash payment of $0.30 per share and will not have the opportunity to participate in any future earnings, profits and growth of Acquisition Corporation or NE Technologies.

      o Effect on holders of DSET options to purchase common stock. Holders of outstanding options to purchase DSET's common stock under DSET's stock option plans have been given notice providing that each optionee's stock options shall be fully exercisable for a period of 15 days from such notice, and that all stock options will terminate upon the expiration of the 15-day period.

      o Reporting requirements. DSET is currently subject to reporting requirements under the Securities Exchange Act of 1934, as amended. If the merger is completed, the registration of shares of DSET under the Exchange Act will be terminated, no further reports will be filed and shares of DSET common stock will not be eligible for listing or trading on any exchange.


      o De-listing of the shares of DSET's common stock on the OTC Bulletin Board. The shares of DSET common stock are currently quoted on the OTC Bulletin Board. If the merger is completed, shares of DSET common stock will be de-listed and no longer quoted on the OTC Bulletin Board.


      o Effect on NE Technologies. Upon completion of the merger, DSET will be merged into Acquisition Corporation which is a wholly-owned subsidiary of NE Technologies and will continue to operate DSET's existing business. As a result of the merger, and after cash payments to DSET's shareholders under the merger agreement and payment of transaction costs, Acquisition Corporation directly, and NE Technologies indirectly, will own all of the business and assets of DSET.

      o Effect on current management. NE Technologies has not yet determined whether all or a portion of DSET's existing senior management will remain with the surviving corporation after the closing of the merger. DSET's senior management will be entitled to certain severance benefits under existing severance arrangements if terminated after the merger. See "Interests of DSET's Directors and Officers in the Merger" below for a description of the severance terms.

      For United States federal income tax purposes, the receipt of cash by holders of DSET common stock pursuant to the merger generally will be treated as a taxable sale of the holders' common stock. See "Material Federal Income Tax Consequences" beginning on page 25.

Conduct of the Business of DSET if the Merger is not Completed

      If the merger is not completed, we may likely be unable to meet our obligations as they came due. We would then have to seek additional financing or other merger opportunities to fund our operating and capital requirements through 2003. However, there can be no assurance that any such opportunities will be made available to us, or if made available, will be on terms acceptable or fair to DSET and our shareholders. If cash flows are insufficient or we are unable to raise funds on acceptable terms, there would be a material adverse effect on our financial position and operations and our ability to continue as a going concern. This would force us to further reduce our capital expenditures, reduce our workforce, sell certain assets or possibly explore additional alternatives
                                     - 23 -
including seeking bankruptcy protection. We hope to complete the merger by January 15, 2003, but we cannot assure you that we will be able to do so.

Interests of DSET's Directors and Officers in the Merger

      When considering the recommendation of the DSET board of directors, you should be aware that several of DSET's directors and officers have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to approve the merger than DSET's shareholders generally.

      These interests include the following:

      o if the merger is completed, Dr. Binay Sugla, DSET's president and chief executive officer and a member of the board of directors, will receive a lump sum payment equal to 80% of his average total monthly compensation (salary, bonus and commissions, if any) for the 12 months immediately prior to a change in control of DSET. If there was no change in control and Dr. Sugla was terminated, he would be entitled to such payment over a 12-month period. In the event Dr. Sugla's employment with DSET is terminated (whether or not in connection with a change in control), Dr. Sugla may elect to continue to receive medical, dental and life insurance benefits for 12 months after termination;

      o If the merger is completed and he is terminated, Bruce Crowell, DSET's chief financial officer, will receive over a 12 month period, nine times his average monthly compensation (salary, bonus and commissions, if any) for the 12 months immediately prior to his termination. Mr. Crowell is also entitled to medical, dental and life insurance coverage for nine months following termination;

      o pursuant to change in control agreements, if the merger is completed, each of DSET's directors and executive officers is entitled to acceleration of their DSET stock options in connection with the merger. Holders of outstanding options to purchase DSET's common stock under DSET's stock option plans have been given notice providing that each optionee's stock options shall be fully exercisable for a period of 15 days from such notice, and that all stock options will terminate upon the expiration of the 15-day period;

      o Signal Lake Venture Fund, L.P. has agreed to vote to approve the merger and has entered into a stockholder agreement to vote its shares to approve the merger agreement and the merger. Arun Inam, a member of DSET's board of directors, is a managing director of Signal Lake Venture Fund, L.P. Signal Lake Venture Fund, L.P. holds a promissory note issued by DSET in the principal amount of $400,000, which has an annual interest rate of 8%. Such note is due and payable on January 31, 2003; and

      o NE Technologies has also agreed, as the parent of the surviving corporation in the merger, to indemnify each present and former DSET director and officer against liabilities arising out of the fact that such person is or was a director or officer of DSET, and to maintain in effect for six years a policy of directors' and officers' liability insurance comparable to DSET's existing policy, for the benefit of such directors and officers.

      All options held by DSET's directors and executive officers have exercise prices in excess of the exchange price of $0.30 per share. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page 35. Based upon the exercise prices of such options, DSET does not believe that any of such options will be exercised.

Relationship Between DSET and NE Technologies

      In December 2000, DSET and NE Technologies entered into a license agreement pursuant to which DSET granted NE Technologies an exclusive, worldwide license to manufacture, distribute and support certain agent and manager application development tools. Under such agreement, NE Technologies agreed to pay DSET royalties on a quarterly basis. In April 2001 and December 2001, the parties amended the agreement to include non-exclusive licenses for additional DSET products. Such agreement terminates in December 2003 and may be extended by NE Technologies for successive one-year terms if NE Technologies meets certain performance milestones. In connection with such licenses, DSET also assigned certain customer contracts to NE Technologies.

      In April 2002, DSET and NE Technologies entered into a license agreement pursuant to which DSET granted NE Technologies an exclusive license in Canada to manufacture, distribute and support certain gateway products. Under such agreement, NE Technologies agreed to pay DSET royalties on a quarterly basis. Such agreement terminates in December 2004 and is renewable annually by NE Technologies. In connection with such licenses, DSET also assigned a customer contract to NE Technologies.

      Pursuant to such agreements, DSET was paid approximately $590,000 in 2001 and $840,000 through September 30, 2002.

Director and Officer Indemnification

      The terms of the merger agreement also provide that NE Technologies will cause the Acquisition Corporation to indemnify each present and former DSET director, officer, employee, agent and their heirs, executors and assigns against liabilities arising out of the fact that such person serves or served in such position at DSET. Prior to completion of the merger, NE Technologies will purchase and have effective a six year extension of the discovery period under DSET's current directors' and officers' liability insurance policy.

Material Federal Income Tax Consequences

      The following discussion summarizes the material United States federal income tax consequences of the merger to holders of DSET common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the treasury regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of DSET common stock in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as shareholders who are not citizens or residents of the United States, shareholders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the federal income tax consequences to holders of options to acquire DSET common stock or to holders of DSET common stock who acquired their shares of DSET common stock through stock option or stock purchase plan programs or in other compensatory transactions. This discussion assumes that holders of DSET common stock hold their shares as capital assets within the meaning of the Code. No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

      We intend this discussion to provide only a general summary of the material United States federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES.

      The receipt of cash for shares of DSET common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. A shareholder who receives cash pursuant to the merger generally will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash the shareholder receives and the shareholder's adjusted tax basis in the shares of DSET common stock surrendered pursuant to the merger. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the merger.

      Capital gains recognized by non-corporate taxpayers from the sale of common stock held for more than one year will generally be subject to United States federal income tax at a rate not to exceed 20%. Capital gains recognized by non-corporate taxpayers from the sale of common stock held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset net capital losses against up to $3,000 of ordinary income in any taxable year.

      Certain non-corporate holders of shares of DSET common stock may be subject to backup withholding at a rate not to exceed 30% on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, (2) provides a certification of foreign status on IRS Form W-8BEN or a successor form, or (3) is otherwise exempt from backup withholding. If a holder does not provide the holder's correct taxpayer identification number on IRS Form W-9 or a substantially similar form, the holder may be subject to penalties imposed by the Internal Revenue Service. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided that the holder furnishes the required information to the Internal Revenue Service.

                              THE MERGER AGREEMENT

      The following is a summary of the material terms of the merger agreement and is qualified in its entirety by the actual merger agreement attached as Annex A. The following description may not contain all the information about it that is important to you. We encourage you to read the merger agreement, which is attached as Annex A to this proxy agreement and incorporated by reference.

      The merger agreement provides that, after all of the conditions to the merger agreement have been satisfied or waived, DSET will be merged with and into Acquisition Corporation, after which Acquisition Corporation will be the surviving corporation, as a privately-held, wholly-owned subsidiary of NE Technologies. The merger will become effective at the time the applicable certificates of merger are filed with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Georgia, or at such other time as may be agreed upon by the parties.

Merger Consideration

      At the closing of the merger, each issued and outstanding share of DSET common stock, other than any shares owned by NE Technologies or Acquisition Corporation, which will be canceled, or treasury shares owned by DSET itself, will be converted into the right to receive cash payment of $0.30 upon the surrender of the certificate representing that share. No interest will be paid on the merger consideration of $0.30. DSET's shareholders will cease to have an equity interest in, or possess any rights as shareholders of, DSET.

Outstanding Options

      If the merger is completed, all outstanding options to purchase DSET common stock will be canceled, whether or not vested or exercisable and regardless of the exercise price. As permitted by DSET's option plans, DSET's board of directors has accelerated all outstanding options and DSET has provided its option holders 15 days notice to exercise all outstanding options. As of the date of this proxy statement, there are outstanding options to purchase 492,983 shares of DSET common stock. The minimum exercise price for any of these options is $0.76. As there are no options with exercise prices less than the exchange price of $0.30, DSET does not believe any options will be exercised prior to the completion of the merger or any amounts paid in the merger to the holders of such options.

The Surviving Corporation

      DSET will merge with and into Acquisition Corporation and Acquisition Corporation will be the surviving corporation in the merger. Following the merger, the separate corporate existence of DSET will cease and Acquisition Corporation will be a privately-held, wholly-owned subsidiary of NE Technologies. Following the merger, DSET will no longer be a publicly-traded Company.

Representations and Warranties

      DSET, NE Technologies and Acquisition Corporation have made a number of reciprocal representations and warranties to each other as to, among other things, due incorporation and good standing, corporate authority to enter into the merger and consents and approvals. Representations and warranties made solely by DSET include the following items: capitalization of DSET and ownership of subsidiaries, filing of and disclosure in required Securities and Exchange Commission filings (including financial statements' compliance with generally accepted accounting principles), absence of undisclosed liabilities, absence of certain material adverse changes, filing of tax returns and payment of taxes, title to properties and owned and leased real property, intellectual property, contracts, pending or threatened litigation, environmental matters, employee benefit plans, compliance with applicable laws, permits and licenses, employee relations, insurance, information in this proxy statement, brokers, compliance with state takeover statutes, related party transactions, opinion of financial advisors, bankruptcy plans, certain corrupt business practices and customers and suppliers.

      Some of these representations and warranties will not be considered breached unless the breach of the representation or warranty constitutes a material breach or if such breach has a material adverse effect on DSET. For purposes of the merger agreement, a "company material adverse effect" is any material adverse effect on the financial condition, business assets or results of operations of DSET and its subsidiaries, taken as whole, provided that none of the following shall be deemed to constitute, or shall be considered in determining the existence of a company material adverse effect:

      o     any change in general economic conditions;

      o     any failure by DSET to meet revenue and earnings estimates;


      o the delisting of DSET's common stock from the Nasdaq SmallCap Market, which occurred on November 26, 2002, at which time DSET's common stock began to trade on the OTC Bulletin Board; or


      o the announcement or pendency of the merger agreement, including any delays or cancellations in customer orders, a reduction in sales, a disruption in supplier, distribution or similar relationship or a loss of employees.

      In addition, NE Technologies and Acquisition Corporation have represented and warranted to DSET that NE Technologies has obtained a written commitment from funding sources to provide funding for the merger, which commitment provides that, at the closing, NE Technologies and Acquisition Corporation will have available funds necessary to purchase all of the outstanding shares of DSET common stock. NE Technologies has provided to DSET a loan commitment letter from Georgia Banking Company pursuant to which Georgia Banking Company has committed to provide NE Technologies (subject to certain conditions) with up to $1,566,000 to finance the merger.

      The representations and warranties in the merger agreement do not survive the completion of the merger.

Conduct of DSET Business

      DSET has agreed, for the period between signing of the merger agreement and the closing of the merger, to conduct its operations according to its regular and ordinary course of business, consistent with past practice. DSET has agreed to use reasonable best efforts to preserve its and its subsidiaries' business organization, assets and properties and relationships with employees, customers, clients, suppliers and others having material business dealing with it.

      Subject to certain exceptions, DSET has agreed not to and to cause its subsidiaries not to, without the consent of NE Technologies (which consent may not be unreasonably withheld):

      o amend its certificate of incorporation, or by-laws or any outstanding security;

      o declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock, or repurchase, redeem or acquire any outstanding shares of its capital stock or effect any stock split or otherwise change its capitalization or capital structure;

      o incur, assume or guarantee any indebtedness for borrowed money other than borrowings under existing short term credit facilities;

      o     change any of its methods of accounting or accounting practices;

      o grant any severance or termination pay to any director, officer or employee of DSET, enter into any employment, deferred compensation or other similar agreement with any director, officer or employee of DSET, increase benefits payable under any existing severance or termination pay policies or employment agreements or increase compensation, bonus or other benefits payable to directors, officers or employees of DSET, in each case other than in the ordinary course of business consistent with past practice;

      o issue securities other than pursuant to options, warrants or other common stock equivalents outstanding as of the date of the merger agreement;

      o acquire, dispose of or license assets material to DSET, except for sales of inventory in the ordinary course of business consistent with past practice, or acquire or dispose of capital stock of any third party, merge or consolidate with any third party;

      o enter into any joint venture, partnership or similar agreement with third parties;

      o modify, amend or terminate any of DSET's material contracts, or waive, release or assign any material rights or claims under any such material contracts, except in the ordinary course of business;

      o make any tax election inconsistent with past practice that, individually or in the aggregate, would adversely affect in any material respect the tax liability or tax attributes of DSET, taken as a whole, or settle or compromise any material tax liability;

      o settle, compromise or otherwise terminate any material litigation, claim or other settlement negotiation;

      o fail to maintain insurance covering DSET's material properties and assets under substantially similar terms and conditions as DSET's current policies;

      o     enter into any material contract; or

      o authorize, commit or agree to take any of the foregoing actions except as otherwise permitted by the merger agreement.

Advisory Committee

      Upon the execution and delivery of the merger agreement, DSET and NE Technologies established an Advisory Committee for the purpose of, to the extent permitted by applicable laws, monitoring and advising DSET regarding its business, operations, reductions in force, monthly expenditures, capital spending, asset acquisition or disposition, budgets, and financial results (collectively, the "Advisory Issues"), prior to closing and otherwise facilitating the efficient transition and combination of the respective businesses of NE Technologies and DSET as promptly as practicable following the closing of the merger. The Advisory Committee members are provided with such current financial and operational information as they may request, and, during normal business hours and on reasonable notice, have access to the executive officers and managers of DSET. All Advisory Issues are presented to the Advisory Committee, together with sufficient background information, prior to final determination of such issues by the board of directors or management of DSET. DSET considers the recommendations of the Advisory Committee prior to making a final decision on any Advisory Issues. DSET and NE Technologies have agreed to maintain the confidentiality of information provided to members of the Advisory Committee.

      The Advisory Committee consists of one individual designated from time to time by the chairman of the board of directors of NE Technologies and two individuals designated from time to time by the board of directors of DSET. All decisions of the Advisory Committee, which shall be dissolved as of the closing of the merger, shall be agreed upon by the majority vote of the Advisory Committee members.

      Neither the board of directors or management of DSET is obligated to (i) adopt the recommendations or proposals of the Advisory Committee or (ii) provide information to the Advisory Committee if the board of directors of DSET believes in good faith, after consultation with DSET's counsel, that such action would be inconsistent with the fiduciary duties of the board of directors of DSET under applicable law.

      DSET has agreed to indemnify and hold harmless NE Technologies and its employees who render services to the Advisory Committee against any claims asserted against them relating to their services to the Advisory Committee, provided that such claims or liabilities did not result from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and such services were rendered in a manner reasonably and in good faith believed to be in or not opposed to the best interests of DSET.

      While the Advisory Committee is in existence, NE Technologies has agreed to cause all of its employees to use their best efforts to avoid doing anything to the competitive disadvantage of DSET, not use to the advantage of NE Technologies any confidential information of DSET obtained while performing services for or on behalf of DSET, not solicit any employees of DSET to terminate their relationship with DSET, and if requested by DSET to do so, cause each such employee of NE Technologies to execute confidentiality and non-solicitation agreements in customary form in accordance with the foregoing.

Shareholder Rights Plan

      DSET amended its shareholder rights plan on November 8, 2002 in connection with the merger such that the execution of the merger agreement or the consummation of the merger will not trigger the provisions of the shareholder rights plan.

Acquisition Proposals

      DSET may, in response to an unsolicited acquisition proposal, subject to certain conditions, furnish information to or participate in discussions with, a party making an acquisition proposal to determine if the acquisition proposal is, or would be reasonably likely to lead to, a superior proposal, provided that the board of directors determines in good faith, after consultation with its outside counsel, that the failure to do so would be inconsistent with its fiduciary duties. DSET must notify NE Technologies as promptly as practicable (and in any event within one business day) of any acquisition proposal.

      The merger agreement defines "superior proposal" as a bona fide written offer or proposal made by a third party not solicited by or on behalf of DSET or any of its subsidiaries, affiliates or representatives with respect to:

      o a merger, consolidation, recapitalization, liquidation or other business combination involving DSET;

      o the acquisition or purchase of over 15% or more of any class of equity securities of DSET;

      o any tender offer (including self-tenders) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of DSET; or

      o the acquisition or purchase of a substantial portion of the assets of DSET;

in each such case:

      o on terms which our board of directors believes in good faith, after consultation with our outside financial advisor would be more favorable from a financial point of view and otherwise to DSET and its shareholders than the transaction contemplated by the merger agreement; and

      o which our board of directors determines in good faith, after consultation with our outside financial advisor, is reasonably capable of being financed by the person making such proposal.

Access to Information

      DSET has agreed that it will give NE Technologies reasonable access to the books and records and other information concerning the business of DSET.

Proxy Material

      DSET has represented to NE Technologies and Acquisition Corporation that this proxy statement will materially comply with all applicable laws. If an event occurs before the special meeting of shareholders takes place which should be described in an amendment to this proxy statement, DSET will make all necessary filings with the Securities and Exchange Commission. NE Technologies has represented to DSET that no information supplied by NE Technologies and Acquisition Corporation to be included in this proxy statement or any other filing with the Securities and Exchange Commission required to complete the merger, including any amendment to the filings will, at the time when supplied to DSET, filed with the Securities and Exchange Commission, mailed to shareholders or at the time of the special meeting of shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make any statements therein not misleading.

Filings; Other Actions; Notification

      DSET and NE Technologies have agreed to use reasonable best efforts to complete all necessary actions under the merger agreement to effect the merger, including obtaining all necessary waivers and consents to effect any necessary registrations and filings.

Publicity; Communications

      DSET and NE Technologies have agreed that they will not issue, without the prior written approval of the other party, any press release or other public announcement with respect to the merger agreement or the merger, except as and to the extent that it is required by applicable law. DSET and NE Technologies have agreed to consult with each other before issuing any press release or making any public announcement with respect to the merger agreement and the merger.

Indemnification; Directors' and Officers' Insurance

      All rights to indemnification of individuals who were directors and officers of DSET, as provided in DSET's bylaws and corporate charter, with respect to acts and omissions occurring prior to the closing of the merger will survive for a period of six years after the closing with respect to any claims against such directors or officers arising out of such acts or omissions. For a period of six years following the closing of the merger and subject to the terms and conditions described in the merger agreement, NE Technologies will maintain in effect a policy of directors' and officers' liability insurance comparable to DSET's existing policy, for the benefit of the directors and officers of DSET for acts and omissions occurring prior to the closing of the merger.

Expenses

      All costs and expenses incurred in connection with the merger agreement and the related transactions, including the merger will be paid by the party incurring such expense. In addition, please read the section entitled "Break-Up Fee" beginning on page 33 of this proxy statement.

Principal Conditions to the Completion of the Merger

      Each party's obligation to complete the merger is subject to the satisfaction of the following conditions:

      o approval of the merger agreement and the merger by the shareholders of DSET;

      o absence of any law, regulation, judgment, injunction, order or decree prohibiting the merger and no legal proceeding shall be pending or threatened whereon an unfavorable judgment, order, decree, stipulation or injunction would prevent or cause the rescission of the consummation of the merger;

      o the parties have performed their respective agreements and covenants contained within the merger agreement in all material respects;

      o the representations and warranties made by the other party in the merger agreement are true and correct on the effective date of the merger, unless otherwise specified in the merger agreement, and are subject to certain materiality qualifications; and

      o receipt of all requisite certificates and instruments reasonably requested of the other party.

      NE Technologies' obligation to complete the merger is also subject to satisfaction of the following conditions:

      o DSET has obtained all of the required waivers, permits, consents, approvals or other authorizations and effected all of the required registrations, filings and notices;

      o no action or litigation has been instituted, pending or threatened by any governmental entity or third party and no statute, law, judgment or similar restriction relating to the merger or the merger agreement shall be in effect and impacting the merger or the merger agreement or having a material adverse effect on the Company as set forth in the merger agreement;

      o resignation of all directors and officers of DSET and its subsidiaries; and

      o absence of any general suspension of trading on certain securities markets, banking moratorium or suspension of payments or certain limitations on the extension of credit by financial entities.

Termination

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing of the merger agreement:

      o     by mutual written consent of the parties;

      o by either party if there shall be any applicable law or regulation that makes consummation of the merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any governmental entity having competent jurisdiction enjoining DSET or NE Technologies from consummating the merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

      o by either party if the shareholders of DSET do not approve the merger;

      o by either party upon a material breach of any covenant or agreement on the part of the other party set forth in the merger agreement, or if any representation or warranty of such party shall have been untrue or inaccurate when made or shall have become untrue or inaccurate such that, in the aggregate, in the case of such representations and warranties, such untruths or inaccuracies would reasonably be expected to have a material adverse effect on such party's ability to consummate the transactions contemplated by the merger agreement, subject to certain cure penalties;

      o by DSET, prior to the closing of the merger, with certain exceptions, if DSET enters into, or its board of directors determines to enter into, a definitive acquisition agreement providing for the consummation of a superior proposal provided that DSET is not in breach of its obligations set forth in the merger agreement in connection with such superior proposal, DSET shall have notified NE Technologies in writing that DSET has received a superior proposal and intends to enter into a definitive acquisition agreement providing for the consummation of such superior proposal, and NE Technologies shall not have made, within three business days after receipt of DSET's written notice of its intention to enter into a definitive acquisition agreement providing for the consummation of a superior proposal, an offer that the board of directors of DSET determines in good faith, after consultation with its financial advisor and its counsel, is more favorable to DSET and DSET's shareholders than such superior proposal;

      o by DSET if NE Technologies fails to obtain the financing required by the merger agreement; and

      o by NE Technologies, if (1) the board of directors of DSET shall have, in any manner, withdrawn or materially modified or amended in any respect adverse to NE Technologies its recommendations regarding the merger or the merger agreement or shall have resolved or announced an intention to do so, (2) the board of directors of DSET shall have approved or recommended to the shareholders of DSET any acquisition proposal or shall have resolved or announced an intention to do so, or (3) a tender offer or exchange offer for 50% or more of the outstanding shares of DSET's common stock is announced or commenced and, either the board of directors of DSET recommends acceptance of such tender offer or exchange offer by its shareholders or within ten business days of such commencement, the board of directors of DSET shall have failed to recommend against acceptance of such tender offer or exchange offer by its shareholders.

      If the merger agreement is terminated and abandoned, the merger agreement will be void and DSET, NE Technologies and Acquisition Corporation will not have any liability other than obligations to pay any break-up fee, if applicable, as described below, provided, however, no such termination will relieve any party of any liability or damages resulting from any material breach of a representation, warranty or covenant in the merger agreement prior to such termination.

Break-Up Fee

      DSET must pay NE Technologies an amount equal to the costs and expenses incurred by NE Technologies, but not to exceed $200,000, if the merger agreement is terminated by NE Technologies under any of the following conditions:

      o if the board of directors of DSET shall have, in any manner, withdrawn or materially modified or amended in any respect adverse to NE Technologies its recommendations regarding the merger or the merger agreement or shall have resolved or announced an intention to do so;

      o if the board of directors of DSET shall have approved or recommended to the shareholders of DSET any acquisition proposal or shall have resolved or announced an intention to do so; or

      o if a tender offer or exchange offer for 50% or more of the outstanding shares of DSET's common stock is announced or commenced and, either the board of directors of DSET recommends acceptance of such tender offer or exchange offer by its shareholders or within ten business days of such commencement, the board of directors of DSET shall have failed to recommend against acceptance of such tender offer or exchange offer by its shareholders.

      NE Technologies must pay DSET an amount equal to the costs and expenses incurred by DSET, but not to exceed $150,000, if the merger agreement is terminated by DSET because of NE Technologies' failure to obtain the financing required to consummate the merger.

Amendment; Waiver of Conditions

      The merger agreement may be amended by mutual written consent of the parties, and the conditions to each of the parties' obligations to consummate the merger may be waived by such party.

Accounting Treatment

      The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the merger.

Regulatory Approval

      No regulatory approval is required to complete the merger.

                            THE STOCKHOLDER AGREEMENT

      The following is a summary of the material terms of the stockholder agreement between NE Technologies and each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. The following description may not contain all the information about the stockholder agreement that is important to you. We encourage you to read the stockholder agreement, the form of which is attached as Annex B and incorporated in this proxy statement by reference.

      NV Partners II, L.P. is the beneficial owner of 14.3% of the issued and outstanding shares of DSET's common stock. Signal Lake Venture Fund, L.P. is the beneficial owners of 8.2% of the issued and outstanding shares of DSET common stock. As a condition and inducement to NE Technologies' willingness to enter into the merger agreement, each such shareholder has granted an irrevocable proxy to NE Technologies to vote their shares of DSET common stock in favor of the merger and against any action or agreement which would impede, interfere with or prevent the merger.

      Each such shareholder has also agreed, among other things:

      o not to offer for sale, sell, or otherwise dispose of any or all of their shares of DSET common stock, unless the recipient of such shares agrees to be bound by the terms of the stockholder agreement; and

      o not to grant any proxy with respect to their shares of DSET common stock except as provided in the stockholder agreement.

      Each stockholder agreement, including the irrevocable proxy, shall terminate immediately upon the termination of the merger agreement for any reason, including the acceptance of a superior proposal by DSET.

      Arun Inam, a member of DSET's board of directors, is a managing director of Signal Lake Venture Fund, L.P. Each of Signal Lake Venture Fund, L.P. and NV Partners II, L.P. holds a promissory note issued by DSET in the principal amount of $400,000, which has an annual interest rate of 8%. Such notes are due and payable on January 31, 2003.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      There were, as of October 31, 2002, approximately 78 holders of record and approximately 3,200 beneficial holders of our common stock. The following table sets forth certain information, as of October 31, 2002, with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of common stock outstanding as of such date, based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

                                                              Beneficial Ownership
                                                     -------------------------------------
Name of Beneficial Owner                                Shares(1)             Percent(2)
------------------------                                ---------             ----------
(i)  Certain beneficial owners:
SGM Capital Limited................................     742,521(3)               14.4%
     Guiness Flight House
     P.O. Box 290
     Guernsey, GYI3RP
NV Partners II, L.P................................     737,134(4)               14.3%
     c/o Stephen Socolof
     600 Mountain Avenue
     Murray Hill, NJ 07974
Signal Lake Venture Fund, L.P......................     422,381(5)                8.2%
     c/o Barton W. Stuck
     578 Post Road East, Suite 667
     Westport, CT 06880
Martinson Family Foundation and Related Party......     260,400(6)                5.1%
     1009 Lenox Drive
     Lawrenceville, NJ 08648
(ii) Directors and executive officers:
William P. McHale, Jr..............................      22,570(7)                *
Binay Sugla........................................     451,361(8)                8.6%
Jacob J. Goldberg..................................      26,875(9)                *
C. Daniel Yost.....................................      26,875(10)               *
Andrew D. Lipman...................................      26,875(11)               *
Arun Inam..........................................      12,500(12)               *
Carl Pavarini......................................      12,500(13)               *
Bruce M. Crowell...................................     135,748(14)               2.6%
Jeffrey S. Gill....................................      65,658(15)               1.3%
(iii) All directors and executive officers as a
      group (9 individuals) .......................     780,962(16)              14.1%

----------
*     Less than 1%

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares.

(2) Applicable percentage of ownership for each holder is based on 5,147,182 shares of our common stock outstanding on October 31, 2002, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder. As permitted by DSET's option plans, all outstanding options have been accelerated and DSET has provided its optionholders 15 days notice to exercise all outstanding options.

(3) Includes 742,521 shares of common stock issued in connection with our merger with ISPSoft Inc., 74,252 of which were deposited with an escrow agent to secure certain indemnification obligations relating to such merger.

(4) Includes 737,134 shares of common stock issued in connection with our merger with ISPSoft Inc., 69,088 of which were deposited with an escrow agent to secure certain indemnification obligations relating to such merger.

(5) Includes 422,381 shares of common stock issued in connection with our merger with ISPSoft Inc., 34,531 of which were deposited with an escrow agent to secure certain indemnification obligations relating to such merger.

(6) Includes 85,400 shares of common stock held by John H. Martinson and 175,000 shares of common stock held by the Martinson Family Foundation for which Mr. Martinson serves as a trustee.

(7) Includes 4,002 shares held by Mr. McHale's wife and 639 shares held by Mr. McHale's minor child.

(8) Includes 131,629 shares of common stock underlying options. Also includes 115,504 shares of common stock issued personally to Dr. Sugla in connection with our merger with ISPSoft Inc., 11,550 of which were deposited with an escrow agent to secure certain indemnification obligations relating to such merger. Also includes an additional 204,228 shares of common stock issued to other shareholders which were deposited with an escrow agent to secure certain indemnification obligations relating to such merger. Pursuant to the terms of an escrow agreement dated January 31, 2002, by and among DSET, American Stock Transfer & Trust Company and Dr. Sugla, Dr. Sugla as Indemnification Representative has the right on behalf of the indemnifying shareholders, in his sole discretion, to direct the escrow agent in writing as to the exercise of any voting rights pertaining to the shares held in escrow.

(9)   Includes 26,875 shares of common stock underlying options.

(10)  Includes 26,875 shares of common stock underlying options.

(11)  Includes 26,875 shares of common stock underlying options.

(12)  Includes 12,500 shares of common stock underlying options.

(13)  Includes 12,500 shares of common stock underlying options.

(14)  Includes 89,875 shares of common stock underlying options.

(15)  Includes 64,833 shares of common stock underlying options.

(16)  See Notes 7 through 15.

                                APPRAISAL RIGHTS

      Under New Jersey law, there are no appraisal or dissenters' rights that are applicable to the merger.

                      WHERE YOU CAN FIND MORE INFORMATION

      DSET files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that DSET files at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

      You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including DSET, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


      You should rely only on the information contained in this proxy statement to vote on the merger agreement and the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated December 3, 2002. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and its mailing to shareholders shall not create any implication to the contrary.


                    HOUSEHOLDING OF SPECIAL MEETING MATERIALS

      Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of DSET's proxy statement may have been sent to multiple shareholders in the same household. DSET will promptly deliver a separate copy of this proxy statement to any shareholder upon request by writing or calling DSET at the following address or phone number: DSET Corporation, 661 Shrewsbury Avenue, Shrewsbury, New Jersey 07702, Attention: Bruce M. Crowell or by calling (732) 945-6000. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact DSET at the above address and phone number.

                                  OTHER MATTERS

      As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the enclosed form of proxy will be deemed to confer authority to the individuals named as proxies to vote your shares represented by such proxy with respect to any additional matters that are within the purposes set forth in the notice of the special meeting.

                     INFORMATION ABOUT SHAREHOLDER PROPOSALS

      We do not currently expect to hold a 2002 Annual Meeting of Shareholders because, upon completion of the merger, DSET will be merged into Acquisition Corporation which is a wholly-owned subsidiary of NE Technologies. At such point, we would no longer have public shareholders or any public participation in our shareholder meetings.

      If the merger is not completed, we intend to hold a 2003 Annual Meeting of Shareholders. Shareholder proposals for inclusion in our proxy statement for such 2003 Annual Meeting of Shareholders would have to be submitted to our secretary in writing and received by us at our corporate headquarters located at 661 Shrewsbury

Avenue, Shrewsbury, New Jersey 07702, Attention: Bruce M. Crowell, a reasonable time before we begin to print and mail our proxy materials for that meeting. Proposals of shareholders submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the 2003 Annual Meeting of Shareholders but not included in our proxy statement and form of proxy) must be received by us at our corporate headquarters in Shrewsbury, New Jersey by January 31, 2003 in order to be considered timely for purposes of the advance notice provision in our by-laws.

      The persons designated in our proxy card will be granted discretionary authority with respect to any shareholder proposal with respect to which we do not receive timely notice. If a shareholder proposal is received by us in a timely manner, the persons designated in our proxy card may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                          By Order of the Board of Directors,


                                          /s/ Binay Sugla
                                          --------------------------------
                                          Binay Sugla
                                          President and Chief Executive Officer

December 3, 2002



--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE SPECIAL MEETING.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE POSTAGE PAID
   ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE
                  SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED
           IF THE PROXY CARD IS MAILED FROM WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                                                         ANNEX A

                                                             Agreement Of Merger

                               AGREEMENT OF MERGER
                                  BY AND AMONG
                                DSET CORPORATION,
                              NE TECHNOLOGIES, INC.
                                       AND
                     NE TECHNOLOGIES ACQUISTION CORPORATION.
                         Dated as of November 8, 2002
                                TABLE OF CONTENTS

ARTICLE I THE MERGER...........................................................1
SECTION 1.1 MERGER PROCESS.....................................................1
SECTION 1.2 COMPANY ACTION.....................................................1
SECTION 1.3 THE MERGER.........................................................2
SECTION 1.4 RESERVED...........................................................2
SECTION 1.5 EFFECT ON COMPANY COMMON STOCK.....................................2
SECTION 1.6 EXCHANGE OF CERTIFICATES...........................................3
SECTION 1.7 LOST CERTIFICATES..................................................4
SECTION 1.8 MERGER CLOSING.....................................................4
SECTION 1.9 ANTIDILUTION.......................................................4

ARTICLE II THE SURVIVING CORPORATION...........................................5
SECTION 2.1 CERTIFICATE OF INCORPORATION.......................................5
SECTION 2.2 BYLAWS.............................................................5
SECTION 2.3 OFFICERS AND DIRECTORS.............................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................5
SECTION 3.1 CORPORATE EXISTENCE AND POWER......................................5
SECTION 3.2 CORPORATE AUTHORIZATION............................................5
SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS..............................6
SECTION 3.4 CAPITALIZATION.....................................................6
SECTION 3.5 SUBSIDIARIES.......................................................7
SECTION 3.6 SEC DOCUMENTS......................................................7
SECTION 3.7 FINANCIAL STATEMENTS...............................................7
SECTION 3.8 DISCLOSURE DOCUMENTS...............................................7
SECTION 3.9 ABSENCE OF UNDISCLOSED LIABILITIES.................................8
SECTION 3.10 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC..........................8
SECTION 3.11 TAXES.............................................................9
SECTION 3.12 EMPLOYEE BENEFIT PLANS............................................9
SECTION 3.13 LITIGATION; COMPLIANCE WITH LAWS.................................11
SECTION 3.14 CERTAIN CONTRACTS AND ARRANGEMENTS...............................11
SECTION 3.15 INTELLECTUAL PROPERTY............................................12
SECTION 3.16 ENVIRONMENTAL MATTERS............................................13
SECTION 3.17 INSURANCE........................................................14
SECTION 3.18 CERTAIN TRANSACTIONS.............................................14
SECTION 3.19 OPINION OF FINANCIAL ADVISOR.....................................14
SECTION 3.20 PROFESSIONAL FEES................................................14
SECTION 3.21 REQUIREMENTS OF THE NEW JERSEY GENERAL CORPORATION LAW...........15
SECTION 3.22 BANKRUPTCY.......................................................15
SECTION 3.23 CERTAIN BUSINESS PRACTICES.......................................15
SECTION 3.24 TITLE TO PROPERTY/REAL PROPERTY LEASES...........................15
SECTION 3.25 CONSUMERS AND SUPPLIERS..........................................15
SECTION 3.26 EMPLOYEE RELATIONS...............................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............16
SECTION 4.1 CORPORATE EXISTENCE AND POWER.....................................16
SECTION 4.2 AUTHORIZATION.....................................................16
SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS.............................16
SECTION 4.4 DISCLOSURE DOCUMENTS..............................................17
SECTION 4.5 FINDERS' FEES.....................................................17
SECTION 4.6 INTERIM OPERATIONS OF MERGER SUB..................................17
SECTION 4.7 FINANCING.........................................................17
SECTION 4.8 OWNERSHIP.........................................................17

ARTICLE V COVENANTS OF THE PARTIES............................................17
SECTION 5.1 CONDUCT OF THE BUSINESS OF THE COMPANY............................17
SECTION 5.2 STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT..............20
SECTION 5.3 ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT..................20
SECTION 5.4 NO SOLICITATION...................................................21
SECTION 5.5 INDEMNIFICATION...................................................22
SECTION 5.6 OBTAINING FINANCING...............................................22
SECTION 5.7 REASONABLE BEST EFFORTS...........................................22
SECTION 5.8 PUBLIC ACCOUNCEMENTS..............................................23
SECTION 5.9 STATE TAKEOVER LAWS...............................................23
SECTION 5.10 CERTAIN NOTIFICATIONS............................................23
SECTION 5.11 VOTING OF SHARES.................................................23
SECTION 5.12 ADDITIONAL REPORTS...............................................23
SECTION 5.13 LOAN EXTENSION...................................................23

ARTICLE VI CONDITIONS TO THE MERGER...........................................23
SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS............................23
SECTION 6.2 CONDITIONS TO THE OBLIGATION OF THE PARENT AND THE MERGER.........23
SECTION 6.3 CONDITIONS TO THE OBLIGATION OF THE COMPANY.......................25

ARTICLE VII TERMINATION.......................................................25
SECTION 7.1 TERMINATION.......................................................25
SECTION 7.2 EFFECT OF TERMINATION.............................................26
SECTION 7.3 REMEDIES, FEES AND EXPENSES.......................................27

ARTICLE VIII MISCELLANEOUS....................................................27
SECTION 8.1 NOTICES...........................................................27
SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................28
SECTION 8.3 INTERPRETATION....................................................28
SECTION 8.4 AMENDMENTS, MODIFICATION AND WAIVER...............................28
SECTION 8.5 SUCCESSORS AND ASSIGNS............................................28
SECTION 8.6 SPECIFIC PERFORMANCE..............................................28
SECTION 8.7 GOVERNING LAW.....................................................29
SECTION 8.8 SEVERABILITY......................................................29
SECTION 8.9 THIRD PARTY BENEFICIARIES.........................................29
SECTION 8.10 ENTIRE AGREEMENT.................................................29
SECTION 8.11 COUNTERPARTS; EFFECTIVENESS......................................29
SECTION 8.12 RULES OF CONSTRUCTION............................................29
SECTION 8.13 SUBMISSION TO JURISDICTION.......................................29
SECTION 8.14 MERGER SUB COMPLIANCE............................................29

EXHIBIT A   FORM OF STOCKHOLDER AGREEMENT


         THIS AGREEMENT OF MERGER, dated as of November 8, 2002 (this "AGREEMENT"), by and among DSET, Corporation, a New Jersey corporation (the "COMPANY"), NE Technologies, Inc., a Georgia corporation ("PARENT"), and NE TECHNOLOGIES ACQUISITION CORPORATION, a Georgia corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

                               W I T N E S S E T H

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and have approved the merger of the Company with and into Merger Sub (the "MERGER"), upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Code of the State of Georgia (the "GA Code"), and the New Jersey Business Corporation Act ("NJ Code"); and

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company are entering into Stockholder Agreements in substantially the form attached hereto as Exhibit A (the "STOCKHOLDER AGREEMENTS");

         NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER PROCESS. Subject to the terms and conditions of this Agreement and in accordance with the GA Code and the NJ Code, on the Effective Date, the Company will be merged with and into Merger Sub, a wholly-owned subsidiary of Parent, pursuant to which each outstanding share of common stock, no par value per share, of the Company (the "COMPANY COMMON STOCK" or the "SHARES") shall be exchanged for the right to receive from Merger Sub Thirty Cents ($.30) per share in cash (the "EXCHANGE PRICE").

         SECTION 1.2 COMPANY ACTION.

               (a) The Company hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair from a financial point of view to the holders of the Company's Common Stock, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and the Stockholder Agreements and the transactions contemplated thereby, and (iii) resolved to recommend approval of the Merger and adoption of this Agreement by the Company's stockholders (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "RECOMMENDATIONS").

               (b) As soon as practicable after the date hereof, the Company shall file with the Securities and Exchange Commission ("SEC") a Proxy Statement with respect to the Merger which will contain or incorporate by reference all or part of the Plan of Merger and form of the related letter of transmittal and notice of shareholders meeting (together with any supplements or amendments thereto, collectively the "MERGER DOCUMENTS"). Parent, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Merger Documents and add any information that had been omitted therefrom if and to the extent that such information shall have become false or misleading in any material respect. The Company, Parent and Merger Sub agree to take all steps necessary to cause the Merger Documents as so corrected to be filed with the SEC. The Parent and Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Merger Documents prior to their being filed with the SEC. The Company agrees to provide the Parent and Merger Sub and its counsel with any comments Company or its counsel may receive in writing from the SEC or its staff with respect to the Merger Documents as soon as practicable after receipt of such written comments.

               (c) Upon approval of the Merger Documents by the SEC the Company shall promptly cause the Merger Documents, which shall include the Recommendations, to be disseminated to holders of Shares, and shall schedule a shareholder's meeting twenty-one business days from the date the Notice and Proxy are mailed to the holders of Shares; PROVIDED, HOWEVER, that prior to the Effective Time (as defined in Section 1.3(b) hereof), the Board of Directors of the Company may withhold, withdraw, modify or change in a manner adverse to Parent and Merger Sub, or fail to make, its Recommendations in accordance with the terms of Section 5.4 hereof; PROVIDED FURTHER, HOWEVER, that the obligations of the members of the Company's Board of Directors with respect to voting their Shares in favor of the Merger under any Stockholder Agreement entered into by such directors shall continue until termination of such Stockholder Agreement in accordance with their terms.

               (d) The Company has been advised that each of its directors and executive officers and stockholders identified on Schedule 1.2(d) have executed a Stockholder Agreement, and shall vote in favor of the Merger.

               (e) Each party hereto shall file all written communications, that are made public or otherwise supplied to third parties, with the SEC on or prior to the date the communication is first used as and to the extent required by the federal securities laws. All such communications shall comply as to form and content, including bearing the appropriate legends, in all material respects with the applicable provisions of the federal securities laws. Each party agrees that, prior to any such filing or use of written communications, to the extent practicable as a result of the federal securities laws, such party will provide the other party and its counsel the opportunity to review and comment (promptly and in good faith) on such communications and filings.

         SECTION 1.3 THE MERGER.

               (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the GA Code and the NJ Code, at the Effective Time (as defined in Section 1.3(b) hereof), the Company shall be merged with and into the Merger Sub, whereupon the separate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be designated by Parent and may be changed with the Merger.

               (b) Concurrently with the Closing (as defined in Section 1.8 hereof), the Company shall cause a certificate of merger (the "NJ CERTIFICATE OF MERGER") with respect to the Merger to be executed and filed with the Secretary of State of the State of New Jersey as provided in the NJ Code, and the Parent shall cause a Certificate of Merger (the "GA CERTIFICATE OF MERGER") with respect to the Merger to be executed and filed with the Secretary of State of Georgia as provided in the GA Code. The Merger shall become effective on the date and time at which the NJ Certificate of Merger and the GA Certificate of Merger have been duly filed with the appropriate Secretary of State or at such other date and time as is agreed between the parties and specified in the Certificates of Merger, and such date and time is hereafter referred to as the "EFFECTIVE TIME."

               (c) The Merger shall have the effects set forth in the NJ Code and the GA Code. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Merger Sub as and to the extent required under the NJ Code and GA Code.

         SECTION 1.4 RESERVED

         SECTION 1.5 EFFECT ON COMPANY COMMON STOCK. At the Effective Time:

               (a) CANCELLATION OF SHARES OF COMPANY COMMON STOCK. Each share of Company Common Stock held by Parent or the Merger Sub or by the Company as treasury stock immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. Each share of Company Common Stock to be converted into the Exchange Price pursuant to Section 1.5(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate (representing prior to the Effective Time any such shares of Company Common Stock) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the aggregate Exchange Price into which such shares of Company Common Stock have been converted.

               (b) CONVERSION OF SHARES OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock referred to in the first sentence of Section 1.5(a) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the Exchange Price.

               (c) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, no par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one
(1) validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation. Each certificate evidencing ownership of such shares of Merger Sub Common Stock shall evidence ownership of shares of capital stock of the Surviving Corporation.

               (d) TREATMENT OF COMPANY OPTIONS. As of the Effective Time, each issued and outstanding option, warrant or similar right to purchase or otherwise acquire Company Common Stock or any other equity security (whether or not vested) (collectively, the "Options") issued to any Person (as defined in
Section 1.6(a)) shall be exercised or terminated in accordance with the terms thereof. The Company shall take all necessary actions (including providing all required notices) to ensure that all Option holders are aware of conditions that may cause termination of their Option. In the case of any holder of such Options, the Company shall take steps to enable the holder thereof to exercise the Option on a basis that enables the holder effectively to exchange the Shares in the Merger.

         SECTION 1.6 EXCHANGE OF CERTIFICATES.

               (a) Prior to the Closing, Parent shall designate a bank, trust company, Person or Persons reasonably acceptable to the Company to act as the depositary and exchange agent for the delivery of the Exchange Price upon delivery of certificates formerly representing shares of Company Common Stock (the "EXCHANGE AGENT") in connection with the Merger. At or promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent the aggregate Exchange Price for the benefit of the holders of shares of Company Common Stock which are converted into the Exchange Price pursuant to Section 1.5(b) hereof (being hereafter referred to as the "EXCHANGE FUND"). The deposited sum shall be invested in the Exchange Agent's discretion and all interest thereon shall be paid to Parent for its sole benefit and shall be taxable to the Parent. For purposes of this Agreement, "PERSON" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

               (b) As of or promptly following the Effective Time but in no event later than five (5) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the aggregate Exchange Price into which the number of shares of Common Stock previously represented by such Certificates shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the aggregate Exchange Price in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Exchange Price for each share of Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three (3) business days of receipt thereof (but in no case prior to the Effective Time), and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such

Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Exchange Price.

               (c) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this
Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Parent for their claim for the aggregate Exchange Price (without interest) to which such holders may be entitled.

               (d) None of Parent, the Company or the Exchange Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to such date on which any cash payable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b) hereof)), any such cash payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.

               (e) The aggregate Exchange Price paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.6(e), except as otherwise provided by law.

               (f) Parent or the Surviving Corporation shall be entitled but not required to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from consideration otherwise payable pursuant to this Agreement to any holder of any Shares such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. The parties shall take all reasonably required steps to reduce such withholding to the maximum extent allowable under applicable law. To the extent that amounts are so withheld, (A) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made, and (B) Parent shall provide, or cause the Exchange Agent to provide, to the holders of such Shares written notice of the amounts so deducted or withheld.

         SECTION 1.7 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the payment of any reasonable fees, and the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with past practice of the Company), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the aggregate Exchange Price to which the holder thereof is entitled pursuant to this Article I.

         SECTION 1.8 MERGER CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Merger (the "CLOSING") will take place at such time and on such date to be specified by the parties hereto, and no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI hereof that are to be satisfied other than on the day of the Closing, at the offices of Foltz Martin, 3525 Piedmont Road, Suite 750, Atlanta, Georgia 30305, unless another time, date or place is agreed to in writing by the parties hereto (such date, the "CLOSING DATE").

         SECTION 1.9 ANTIDILUTION. In the event the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such Shares and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Price shall be proportionately adjusted.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.1 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub, until thereafter amended in accordance with the GA Code and such Certificate of Incorporation.

         SECTION 2.2 BYLAWS. At the Effective Time, the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the GA Code, the Certificate of Incorporation of the Surviving Corporation and such Bylaws, PROVIDED, HOWEVER, that all references in such Bylaws to Merger Sub shall be amended to refer to the name of the Surviving Corporation or such other names as Parent may specify.

         SECTION 2.3 OFFICERS AND DIRECTORS.

               (a) From and after the Effective Time, the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

               (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the directors of Merger Sub immediately prior to the Effective Time.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as of the date hereof, subject to such exceptions as are disclosed in writing in the disclosure schedule supplied by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of the Company specifically referred to in such disclosure schedule and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

         SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals (collectively, "LICENSES") required to carry on its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Company Material Adverse Effect (as defined hereafter). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary and as listed on
Section 3.1 of the Company Disclosure Schedule, except in such jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. As used herein, the term "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, PROVIDED, HOWEVER, that in no event shall any effect that results from (i) any change in general economic conditions, (ii) any failure by the Company to meet revenue earnings and estimates in and of itself, (iii) the delisting of the Company Common Stock from the Nasdaq SmallCap Market, or (iv) the announcement or pendency of this Agreement (including any delays or cancellations in customer orders, a reduction in sales, a disruption in supplier, distribution or similar relationships or a loss of employees), constitute, or be considered in determining the existence of, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Certificate of Incorporation and the Bylaws of the Company as currently in effect.

         SECTION 3.2 CORPORATE AUTHORIZATION.

               (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Company's stockholders, as set forth in Section 3.2(b) hereof and as contemplated by
Section 5.2 hereof, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly and validly authorized, and this Agreement has been approved, by the Board of Directors of the

Company and no other corporate proceedings, on the part of the Company, other than the approval of the Company's stockholders, are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes, assuming due authorization, execution and delivery of this Agreement by Parent and the Merger Sub, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Under applicable law, the Certificate of Incorporation and the rules of any applicable securities exchange or market, the affirmative vote of the majority of the votes cast by the holders of shares of Company Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the Bylaws of the Company, applicable law and this Agreement, is the vote required to approve the Merger and adopt this Agreement.

         SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS.

               (a) Neither the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the Bylaws of the Company; (ii) except as set forth in Section 3.3(a) of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which the Company is a party or by which it or its assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection
(b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company is subject, excluding from the foregoing clauses (ii) and
(iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which Parent or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, Parent.

               (b) No filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, provincial, municipal, domestic or foreign (each, a "GOVERNMENTAL ENTITY") is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Certificates of Merger in accordance with the NJ Code and the GA Code; (ii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which Parent or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, Parent.

         SECTION 3.4 CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value per share, of the Company (the "PREFERRED STOCK"). 40,000 shares of the Preferred stock have been designated as Series A Junior Participating Preferred Stock and 4,960,000 shares of the Preferred Stock are undesignated. As of September 30, 2002, there were (i) 5,147,182 shares of Common Stock issued and outstanding and (ii) no shares of Preferred Stock issued and outstanding. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of September 30, 2002, there were no outstanding Company Options to purchase shares of Company Common Stock that had an exercise price at or less than the Exchange Price, and Options to purchase 545,506 shares of Company Common stock having an exercise price in excess of the Exchange Price, and no outstanding warrants exercisable for shares of Company Common Stock, all of which are more fully described on Section 3.4 of the Company Disclosure Schedule. Except as set forth in this Section 3.4, as of the date of this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and
(iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. The capitalization of the Company as of the date of this Agreement is the same as the capitalization of the Company as of September 30, 2002 and as set forth above in this Section 3.4(a). The Company does not believe that there will be any option exercises in connection with the consummation of the transactions contemplated by this Agreement based upon the current exercise prices of currently outstanding options as of the date of this Agreement and there are no other outstanding convertible securities of the Company as of the date of this Agreement.

               (b) The Company is not party to, nor (except as contemplated hereby) as of the date hereof is aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities thereof.

         SECTION 3.5 SUBSIDIARIES. Except as set forth in Section 3.5 of the Company Disclosure Schedule, as of the date of this Agreement, the Company has no Subsidiaries. Section 3.5 of the Company Disclosure Schedule also contains a list of all prior subsidiaries of the Company ("Prior Subsidiaries").

         SECTION 3.6 SEC DOCUMENTS. The Company has timely filed all required reports, proxy statements, registration statements, forms and other documents, together with any required amendments, with the SEC since it became a SEC reporting company (the "COMPANY SEC DOCUMENTS"). As of their respective dates, and giving effect to any amendments thereto, (a) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and
(b) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.7 FINANCIAL STATEMENTS. The financial statements of the Company (including, in each case, any notes and schedules thereto) included or incorporated by reference in the Company SEC Documents (a) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (b) are in conformity with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC) during the periods involved, and (c) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which were not and are not expected to be, individually or in the aggregate, material in amount).

         SECTION 3.8 DISCLOSURE DOCUMENTS. No information supplied or to be supplied by the Company or its Subsidiaries or Representatives for inclusion or incorporation by reference in the Merger Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder.
No representation or warranty is made by the Company with respect to statements made or incorporated by reference in any such documents based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

         SECTION 3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, or as otherwise disclosed in the Company Disclosure Schedule, since June 30, 2002 (the date of the most recent balance sheet included in the Company SEC Documents), the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) in excess of $50,000 in the aggregate. Section 3.9 of the Company Disclosure Schedule sets forth (a) detail of all currently accrued and outstanding professional fees (legal, accounting and investment banking) and (b) a good faith estimate of the total of all professional fees to be paid by the Company, which fees were or are expected to be incurred in connection with the transactions contemplated by this Agreement or in connection with any alternative change of control transaction being considered by the Company simultaneously with the Merger and which fees have not yet been paid.

         SECTION 3.10 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except as set forth on Schedule 3.10 of the Company Disclosure Schedule, or as otherwise disclosed in the Company Disclosure Schedule, since June 30, 2002, there has not been a Company Material Adverse Effect. Without limiting the foregoing, except as contemplated by this Agreement, since June 30, 2002, there has not been:

               (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Company Securities or any stock split, reclassification, subdivision or exchange of any Company Securities;

               (b) any amendment of any provision of the Certificate of Incorporation or Bylaws of the Company, or of any material term of any outstanding security issued by the Company;

               (c) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than borrowings under existing short-term credit facilities not in excess of $50,000 in the aggregate;

               (d) any change in any method of accounting or accounting practice by the Company;

               (e) except as disclosed in Section 3.10(e) of the Company Disclosure Schedule, any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company entered into,
(iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company, in each case other than those required by written contractual agreements;

               (f) except as disclosed in Section 3.10(f) of the Company Disclosure Schedule, acquisition or disposition of assets material to the Company except for sales of inventory in the ordinary course of business consistent with past practice, or prepaid expenses in the ordinary course of business, or any acquisition or disposition of capital stock of any third party (other than acquisitions or dispositions of non-controlling equity interests of third parties in the ordinary course of business consistent with past practice) where the aggregate cost of all such acquisitions and dispositions does not exceed $50,000, or any merger or consolidation with any third party, by the Company;

               (g) entry by the Company into any joint venture, partnership or similar agreement with any Person;

               (h) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Company's properties or business;

               (i) any granting by the Company of a security interest in or lien on any material property or assets of the Company, other than liens for taxes not yet due and payable;

               (j) except as set forth in Section 3.10(j) of the Company Disclosure Schedule, entry by the Company into any new material agreement; or

               (k) any authorization of, or commitment or agreement to take any of the foregoing actions except as otherwise permitted by this Agreement.

         SECTION 3.11 TAXES.

               (a) (1) All federal, state, local and foreign Tax Returns (as defined in Section 3.11(b) hereof) required to be filed by or on behalf of the Company have been timely filed, and all returns filed are complete and accurate in all material respects; (2) all Taxes (as defined hereafter) due and owing by the Company have been paid, or adequately reserved for in accordance with GAAP;
(3) except as set forth in Section 3.11(a) of the Company Disclosure Schedule, to the knowledge of the Company, there is no presently pending and, contemplated or scheduled audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing or alleged to be due and owing by the Company, nor has the Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax; (4) all assessments for Taxes due and owing by the Company, with respect to completed and settled examinations or concluded litigation have been fully paid; and (5) the Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

               (b) For purposes of this Agreement, (i) "TAXES" means all taxes, levies or other like assessments, charges or fees (including estimated taxes), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or like charges, imposed by any Governmental Entity, any interest, penalties or additions to tax attributable to such taxes and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity, and (ii) "TAX RETURN" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

               (c) For avoidance of doubt, the Company makes no representations or warranties regarding any Company Tax liabilities arising solely in connection with the transactions described herein.

         SECTION 3.12 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.12(a) of the Company Disclosure Schedule contains a true and complete list or summary of each deferred compensation, incentive compensation, and equity compensation plan; "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, (i) sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (each, an "ERISA AFFILIATE"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Sections 414(c),
(m), (o) or (t) of the Code or would be deemed to be within the same "controlled group" within the meaning of Section 4001(a)(14) of ERISA or Section 414(b) of the Code or (ii) under which the Company or any ERISA Affiliate are or may be liable. The plans, funds, programs, agreements and arrangements listed on
Schedule 3.12(a) of the Company Disclosure Schedule are referred to herein collectively as the "PLANS".

               (b) Except as disclosed in Section 3.12(b) of the Company Disclosure Schedule, with respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, the reports or summaries required under ERISA or the Code for the last three years and the most recent determination letter, if any, received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code and all material written communications with any governmental agency or entity (including, without limitation, the DOL and the IRS).

               (c) Each Plan conforms to the knowledge of the Company in all material respects to and has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

               (d) Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination, opinion, notification and/or letter from the Internal

Revenue Service. No event or condition exists or has occurred since the date of such determination, opinion notification or letter that would cause or allow the IRS to disqualify any Plan that is intended to be so qualified under Section 401(a) of the Code.

               (e) Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, or as otherwise may be required pursuant to the terms of the severance agreements listed in Section 3.12 of the Company Disclosure Schedule, Company is not obligated to make any payments with respect to, and no Plan provides for, medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or similar state law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), dependant or other covered Person. Each Plan that provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) extending beyond retirement or other termination of service other than as described in (i) of the preceding sentence may be amended or terminated at any time by unilateral action of the Company.

               (f) There are no pending, or to the knowledge of the Company, threatened or anticipated, claims with respect to any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (g) Except as expressly provided in Section 3.12 of the Company Disclosure Schedule, or pursuant to the terms of the agreements set forth in Section 3.12 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (h) There are no employee benefit plans that are subject solely to the laws of any jurisdiction outside the United States.

               (i) Other than any failures that are not material, all contributions and other payments required to have been made by the Company or any ERISA Affiliate with respect to any Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts have been properly accrued on the financial statements of the Company.

               (j) No Plan is subject to any ongoing audit, investigation or other administrative proceeding of the IRS, the DOL or any other federal, state or local governmental entity or, to the knowledge of the Company, is scheduled to be subject to such an audit, investigation or proceeding.

               (k) With respect to each Plan, no event has occurred, and there exists no condition or set of circumstances, that would subject the Company or any ERISA Affiliate, directly or indirectly, to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such Plan or any indemnity agreement to which the Company or any ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Company Material Adverse Effect.

               (l) Neither the Company nor any ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any "pension plan" that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

               (m) No non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code, or, to the knowledge of the Company, breach of any fiduciary duty under Title I of ERISA, has occurred with respect to any Plan or with respect to the Company or any ERISA Affiliate.

               (n) The Company and each ERISA Affiliate has made all payments and contributions due from it to date with respect to each Plan. With respect to each Plan, there are no funded benefit obligations for which the contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company or the ERISA Affiliate.

               (o) Neither the Company nor any ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any employee benefit plan that constituted a multiemployer plan as defined in Section 414(f) of the Code or Sections 3(37) or 4001(a)(31) of ERISA. No Plan is a multiple employer plan within the meaning of
Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA. No Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

         SECTION 3.13 LITIGATION; COMPLIANCE WITH LAWS.

               (a) Except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, there is no action, suit or proceeding pending against or, to the knowledge of the Company, threatened against or affecting, the Company or any of its respective properties before any court or arbitrator or any Governmental Entity.

               (b) (i) No Governmental Authority has notified the Company of an intention to conduct any investigation or review, nor, (ii) to the knowledge of the Company, is there any investigation or review by any Governmental Entity with respect to the Company pending.

               (c) The Company is in material compliance with all applicable material laws, ordinances, rules and regulations of any Governmental Entity applicable to their respective businesses and operations. All material Licenses required to conduct the business of the Company have been obtained, are in full force and effect and are being complied with.

         SECTION 3.14 CERTAIN CONTRACTS AND ARRANGEMENTS.

               (a) Section 3.14 of the Company Disclosure Schedule contains a list of the following types of contracts, agreements and commitments to which the Company is a party as of the date hereof (such contracts, agreements and commitments as are required to be set forth in Section 3.14 of the Company Disclosure Schedule are referred to herein as "MATERIAL CONTRACTS"):

                  (i) any agreement (A) relating to the employment of, or the performance of services by, any employee, consultant or other Person (other than ordinary course, at-will offer letters), (B) pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which the Company is or may become obligated to make any bonus or similar payment (sales commissions and similar payments made in the ordinary course of business consistent with past practice shall not be deemed to constitute a bonus or similar payment) to any current or former employee or director;

                  (ii) any agreement relating to the acquisition, transfer, development, sharing or license of any Intellectual Property (as defined in Section 3.15(e)) material to the Company's business (except for any contract pursuant to which non-customized software is licensed to Company under any third party software license generally available to the public, if such software is not incorporated into any product of the Company or otherwise redistributed or sublicensed by the Company);

                  (iii) any agreement that provides for indemnification of any officer, director, employee or agent;

                  (iv) any agreement imposing any material restriction on the right or ability of the Company, or which, after consummation of the Merger, would impose a restriction on the right or ability of Parent (other than the Company), to compete in any line of business or in any geographic region with any other Person or to transact business or deal in any other manner with any other Person;

                  (v) any agreement (other than agreements evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, right of first refusal or similar right with respect to any securities, or (C) providing Company or any of its Subsidiaries with any right of first refusal or similar right with respect to, or right to repurchase or redeem, any securities;

                  (vi) any agreement (A) to which any Governmental Entity is a party or under which any Governmental Entity has any rights or obligations, or
(B) directly benefiting any Governmental Entity (including any subcontract or other agreement between Company and any contractor or subcontractor to any Governmental Entity);

                  (vii) any agreement that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $10,000 in the aggregate;

                  (viii) any agreement pursuant to which Company distributes or sells any of its products, including distributor agreements and sales representative agreements and similar agreements but excluding those entered into in the ordinary course of business consistent with past practice and cancelable without penalty on notice of 30 days or fewer;

                  (ix) any agreement pursuant to which another Person manufactures or supplies any products, or components thereof, of the Company or any of its Subsidiaries, but excluding those entered into in the ordinary course of business consistent with past practice and cancelable without penalty on notice of 30 days or fewer;

                  (x) any agreement pursuant to which any Intellectual Property of Company has been or is required to be placed into escrow for the benefit of any other Person;

                  (xi) any and all alliance and partnership contracts material to the Company's business; and

                  (xii) any other contract, agreement or commitment that is material to the business of the Company, taken as a whole.

               (b) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, Each Material Contract is in full force and effect and is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except with respect to the real property leases listed in Section 3.3(a) and 3.24 of the Company Disclosure Schedule, consummation of the transactions contemplated by this Agreement will not, by the terms of any Material Contract, result in termination of any such Material Contract, give rise to a termination right under any such Material Contract, require any third-party consent or result in a payment in excess of $50,000.

         SECTION 3.15 INTELLECTUAL PROPERTY.

               (a) Section 3.15(a) of the Company Disclosure Schedule contains an accurate and complete list of all Registered Intellectual Property Rights (as such term is defined in Section 3.15(e) hereof), specifying as to each the nature of such right and jurisdiction that has issued such registration with respect thereto or, with respect to any application, where such application is pending. To the knowledge of the Company, except as reflected on the Company Disclosure Schedule, the Company owns free and clear of all liens, claims or other encumbrances except liens for taxes not yet due and payable all Company Intellectual Property.

               (b) (i) All of the registrations relating to material Registered Intellectual Property Rights are subsisting and unexpired, free of all liens or encumbrances except liens for taxes not yet due and payable that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) except as set forth on Section 3.15(b) of the Company Disclosure Schedule, the Company has not received notice from any third party alleging that Company infringes the Intellectual Property (as defined in Section 3.15(e) hereof) of any third party in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) no judgment, decree, injunction, rule or order has been rendered by a Governmental Entity which would limit, cancel or question the validity of, or the Company's rights in and to, any Company Intellectual Property (as defined in Section 3.15(e)) in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) the Company has not received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or the Company's rights in and to, any of its Intellectual Property, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

               (c) The Company has taken commercially reasonable steps to protect the Company Intellectual Property. The source code and system documentation relating to the Company Intellectual

Property (i) have at all times been maintained in confidence and (ii) have been disclosed by the Company only to employees and consultants having
"a need to know" the contents thereof in connection with the performance of their duties to the Company.

               (d) Except as disclosed on Section 3.15(d) of the Company Disclosure Schedule, all employees of the Company have executed written agreements with the Company that assign to the Company all rights to the material inventions improvements, discoveries or information created as a result of their employment at the Company. Similarly, to the knowledge of the Company, all material independent contractors of and consultants to the Company have executed written agreements with the Company that assign to the Company all rights to the material inventions, improvements, discoveries or information created as a result of the services that they rendered to the Company.

               (e) Definitions.

                  (i) "INTELLECTUAL PROPERTY" shall mean (A) all (1) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection; (2) copyrights and copyrightable works, including, but not limited to, computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (4) trade secrets and other confidential information and (B) all rights, privileges and priorities provided under U.S., state and foreign law relating to the above

                  (ii) "COMPANY INTELLECTUAL PROPERTY' means any Intellectual Property relating to, owned by, filed in the name of, or licensed to, the Company.

                  (iii) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" means all United States, international and foreign: (A) patents; (B) registered trademarks; (C) registered copyrights; (D) domain names; together with (E) any applications for any of the foregoing related to Company Intellectual Property owned by, or filed in the name of, the Company (or any of its predecessors or affiliates).

               (f) The technical documentation includes the source code, system documentation, statements of principles of operation, and schematics for all Company Intellectual Property that is computer software or computer software related, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The technical documentation also includes any program (including compilers), "workbenches", tools, and higher level (or "proprietary") language used for the development, maintenance, and implementation of the applicable software programs.

               (g) The Company has validly obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Company Intellectual Property that is computer software or computer software related pursuant to the contracts identified as "Licenses from third parties (development and/or marketing)" or "Licenses from third parties (internal use only)" in Section 3.15(g) of the Company Disclosure Schedule. To the knowledge of the Company, such software programs contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license

         SECTION 3.16 ENVIRONMENTAL MATTERS.

               (a) Except as would not result in material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United
States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a

"HAZARDOUS MATERIAL") are present, as a result of the actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

               (b) Except as would not result in a material liability to the Company (in any individual case or in the aggregate) (i) the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, and (ii) the Company has not disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) The Company currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted, except where the absence of such Company Environmental Permits would not result in a Material Adverse Effect.

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against the Company or in a writing delivered to the Company or any of its Subsidiaries concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company or any of its Subsidiaries in any material environmental litigation or impose upon the Company any material environmental liability.

         SECTION 3.17 INSURANCE. The Company has summarized in a chart in
Section 3.17 of the Company Disclosure Schedule the type of policy, name of issuer, policy limits, annual premium, premium due date, date of last payment of premium, and scheduled expiration date, and has attached thereto, a copy of all such insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company. There is no material claim pending under any of such policies or bonds as to which coverage has been denied, questioned or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid and the Company is otherwise in compliance with the terms of such policies and bonds. To the knowledge of the Company, there has been no threatened termination of, or material premium increase with respect to, any such material policies.

         SECTION 3.18 CERTAIN TRANSACTIONS. Except as set forth in the Company SEC Documents or on Section 3.18 of the Company Disclosure Schedule, since Company's proxy statement dated January 3, 2002 with respect to the acquisition of ISPSoft Inc., no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.19 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Kaufmann Bros., L.P. to the effect that, as of the date of such opinion, and based upon and subject to the matters stated therein, the Exchange Price is fair from a financial point of view to the holders of Company Common Stock.

         SECTION 3.20 PROFESSIONAL FEES. Except for Kaufman Bros., whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company that would be entitled to any fee or commission from the Company, Parent or any of Parent's affiliates upon consummation of the transactions contemplated by this Agreement. A true and correct copy of the Company's engagement letter with Kaufman Bros. has been delivered to Parent. Except for Hale and Dorr LLP, the Company employs no other legal counsel in connection with the transaction contemplated hereby or in connection with any alternative change of control transaction. Provided that Parent and the Merger Sub are in full compliance with the terms of this Agreement, the Company covenants that it will not incur any investment banker, broker, finder or legal fees with any firm other than Kaufman Bros. and Hale and Dorr LLP nor with respect to the transactions contemplated hereby or in connection with any alternative change of control transaction such that its aggregate legal or investment banking fees, as applicable, increase (any breach of the covenant contained in this sentence shall be deemed material).

         SECTION 3.21 REQUIREMENTS OF THE NEW JERSEY GENERAL CORPORATION LAW. The Board of Directors of the Company has taken all actions so that the restrictions contained in the NJ Code applicable to a "business combination" and the applicable anti-takeover laws of any other state, federal or foreign jurisdiction will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreements.

         SECTION 3.22 BANKRUPTCY. The Company does not have any plans or intentions to declare bankruptcy or insolvency, liquidate, enter into receivership or otherwise cease operations as presently conducted. To the knowledge of the Company as of the date hereof, no creditor or any other Person has made any attempt to, or has any plans or intentions to, force or cause the Company to declare bankruptcy or insolvency, liquidate, enter into receivership or otherwise cease operations as presently conducted.

         SECTION 3.23 CERTAIN BUSINESS PRACTICES. Neither the Company nor, to the Company's knowledge, any of their respective directors, officers or employees, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         SECTION 3.24 TITLE TO PROPERTY/REAL PROPERTY LEASES. The Company owns or has a valid right to use, or an agreement with a third party with respect to, all assets, including without limitation, Intellectual Property, material to the current business of the Company. The Company does not own any real property.
Section 3.24 of the Company Disclosure Schedule lists all of leases, subleases or settlements with respect thereto, pursuant to which the Company leases or has leased (i) real property (the "REAL PROPERTY LEASES") in existence as of June 30, 2002 or (ii) personal property which require annual payments in excess of $10,000 with respect to each personal property lease or sublease ((i) and (ii) collectively, the "COMPANY LEASES"). With respect to each Real Property Lease or sublease that has been terminated since June 1, 2002, the Company has provided a copy of such lease termination and settlement, if any. With respect to the Real Property Lease for real property located in Plano, Texas, the Company has agreed to use its commercially reasonable efforts to terminate the lease prior to the Closing at a termination or settlement cost of no more than $100,000. In any event, the Company agrees to disclose the material terms of any termination or settlement offer for the Plano Real Property Lease, and to discuss an appropriate termination or settlement with Parent and Merger Sub prior to executing any such termination or settlement. The Real Property Lease for real property located in Shrewsbury, New Jersey remains in full force and effect in accordance with its terms. There is not, under any Real Property Lease, any existing default or event of default of the Company or, to the Company's knowledge, any other party.

         SECTION 3.25 CUSTOMERS AND SUPPLIERS. Except as set forth on Section
3.25 of the Company Disclosure Schedule, to the knowledge of the Company, none of the material customers or suppliers of the Company are in the process of or intend to terminate or otherwise materially alter their business relationship or pricing scheme with the Company.

         SECTION 3.26 EMPLOYEE RELATIONS. Within the last two (2) years, the Company and its Subsidiaries have not experienced any strike, picketing, boycott, work stoppage or slowdown or other labor dispute, nor to the knowledge of the Company, is any such event or any organizing effort threatened against it. To the knowledge of the Company, there is no pending charge or complaint of unfair labor practice, employment discrimination or similar matters against the Company relating to the employment of labor, nor have any such charges or complaints been filed with any Governmental Entity within two years prior to the date of this Agreement.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant to the Company, subject to such exceptions as are disclosed in writing in the disclosure schedule supplied by Parent and Merger Sub to the Company (the "PARENT DISCLOSURE SCHEDULE"), which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent specifically referred to in such disclosure schedule and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

     SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated (or other entity duly organized), validly existing and in good standing under the laws of the state of Georgia, has all corporate or other power, as the case may be, and all Licenses required to carry on its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Parent Material Adverse Effect (as defined hereafter). Parent and Merger Sub are duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Parent Material Adverse Effect. As used herein, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets or results of operations of Parent, taken as a whole, or on the ability of Parent and/or Merger Sub to complete the transactions contemplated hereby, PROVIDED, HOWEVER, that in no event shall any effect that results from
(i) any change in general economic conditions, (ii) any failure by Parent to meet revenue earnings and estimates in and of itself, or (iii) the announcement or pendency of this Agreement (including any delays or cancellations in customer orders, a reduction in sales, a disruption in supplier, distribution or similar relationships or a loss of employees), constitute, or be considered in determining the existence of, a Parent Material Adverse Effect. Parent has heretofore delivered or made available to the Company true and complete copies of the governing documents or other organizational documents of like import, as currently in effect, of Parent.

     SECTION 4.2 AUTHORIZATION. Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by both the Board of Directors of Parent and the Board of Directors of Merger Sub, and no other proceedings on the part of Parent, including stockholder approval, or on the part of Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of Parent and Merger Sub, respectively enforceable against each entity in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS.

              (a) Neither the execution and delivery of this Agreement nor the performance by Parent or Merger Sub of its respective obligations hereunder will
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or other governing or organizational documents) of Parent or of Merger Sub, as applicable, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which Parent or Merger Sub is a party or by which any of them or any of the respective assets used or held for use by any of them may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which Parent or Merger Sub is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder or (B) that become applicable as a result of any acts or omissions by, or facts specifically pertaining to, the Company.

              (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Parent or by Merger Sub or the performance by either entity of its obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the GA Code and the NJ Code; (ii) compliance with any applicable requirements of the Exchange Act, and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and would not have a material adverse effect on the ability of Parent or of Merger Sub to perform its obligations hereunder or (B) that become applicable as a result of any acts or omissions by, or facts specifically pertaining to, the Company.

     SECTION 4.4 DISCLOSURE DOCUMENTS. Neither the Merger Documents, nor any of the information supplied or to be supplied by Parent or its Subsidiaries or Representatives (as defined in Section 5.3) for inclusion or incorporation by reference in the Proxy Statement will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or, in the case of the Proxy Statement, at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Merger Documents will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in any such documents based on information supplied by the Company for inclusion or incorporation by reference therein.

     SECTION 4.5 FINDERS' FEES. Except with respect to investment banker fees payable in connection with the financing of this transaction, there is no broker, finder or other intermediary that might be entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 4.6 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

     SECTION 4.7 FINANCING. Parent has obtained a written commitment from funding sources to provide funding for this transaction, and has provided a copy of such funding commitment letters attached to Section 4.7 of Parent Disclosure Schedule, such commitment letters provide that at the Effective Time, Parent and the Merger Sub will have available all the funds necessary to purchase all the Shares pursuant to the Merger.

     SECTION 4.8 OWNERSHIP. Except as may be deemed as a result of the Stockholder Agreements, Parent does not beneficially own any shares of Company Common Stock.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

     SECTION 5.1 CONDUCT OF THE BUSINESS OF THE COMPANY. Except as (i) contemplated by this Agreement and (ii) as set forth on the Company Disclosure Schedule, after the date hereof and prior to the Closing, the Company agrees that (except to the extent that Parent shall otherwise consent, which consent shall not be unreasonably withheld, delayed or conditioned) the Company shall conduct its operations in the ordinary course, taking into account the advice and recommendations of the Advisory Committee,and will use commercially reasonable efforts to preserve intact its present business focus while making commercially reasonable decisions regarding reductions in the Company's monthly expenditures vis-a-vis its monthly income, negotiating terminations of its Bridgewater and Plano office leases, and maintaining satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, the Company shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned:

              (a) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or repurchase, redeem or acquire any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or effect any stock split (forward or reverse) or otherwise change its capitalization or capital structure in any manner from the way it existed on the date hereof;

              (b) amend any provision of the Certificate of Incorporation or Bylaws of, or any material term of any outstanding security issued by, the Company;

              (c) incur, assume or guarantee any indebtedness for borrowed money other than borrowings under existing short term credit facilities not in excess of $10,000 in the aggregate;

              (d) change any method of accounting or accounting practice by the Company, except for any such change required by reason of a change in GAAP or the Internal Revenue Code of 1986, as amended;

              (e) (i) except as set forth in the Company Disclosure Schedule, grant any severance or termination pay to any director, officer or employee of the Company, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) increase benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase compensation, bonus or other benefits payable to directors, officers or employees of the Company, in each case other than in the ordinary course of business consistent with past practice;

              (f) issue any Company Securities other than pursuant to Company Options, warrants or other Common Stock equivalents outstanding as of the date of this Agreement;

              (g) acquire, dispose of or license assets material to the Company, except for sales of inventory in the ordinary course of business consistent with past practice, or acquire or dispose of capital stock of any third party, merge or consolidate with any third party;

              (h) enter into any joint venture, partnership or similar agreement with any Person;

              (i) modify, amend or terminate any of the Company's Material Contracts, or waive, release or assign any material rights or claims under any of the Company's Material Contracts, except in the ordinary course of business;

              (j) make any Tax election inconsistent with past practice that, individually or in the aggregate, would adversely affect in any material respect the Tax liability or Tax attributes of the Company, taken as a whole, or settle or compromise any material Tax liability;

              (k) settle, compromise or otherwise terminate any material litigation, claim or other settlement negotiation;

              (l) fail to maintain insurance covering the Company's material properties and assets under substantially similar terms and conditions as the Company's current policies;

              (m) enter into any Material Contract; or

              (n) authorize, commit or agree to take any of the foregoing actions except as otherwise permitted by this Agreement.

              Upon the execution and delivery of this Agreement, the Company and Parent shall establish a committee (the "Advisory Committee") for the purpose of, to the extent permitted by applicable laws, monitoring and advising the Company regarding its business, operations, reductions in force, monthly expenditures, capital spending, asset acquisition or disposition, budgets, and financial results (collectively, the "Advisory Issues"), between such date and the Closing (the "Interim Period") and otherwise facilitating the efficient transition and combination of the respective businesses of Parent and the Company as promptly as practicable following the Closing. The Advisory Committee members shall be provided with such current financial and operational information as they may request, and shall, during normal business hours and on reasonable notice, have access to the executive officers and managers of the Company. All Advisory Issues shall be presented to the Advisory Committee, together with sufficient background information, prior to final determination of such issues by the Board of Directors or management of the Company. The Company shall consider the recommendations of the Advisory Committee prior to making a final decision on any Advisory Issues. The Company and Parent agree that (i) any information provided by the Company to Parent or Parent's Advisory Committee representative pursuant to this paragraph, (ii) the content of Advisory Committee materials, communications or meetings and (iii) oral communications by executive officers and managers of the Company to Parent's Advisory Committee representative shall be considered Evaluation Material (as such term is defined in that certain confidentiality agreement dated July 1, 2002 between the Company and Parent (the "Confidentiality Agreement")) and shall be subject to the terms and conditions of the Confidentiality Agreement, except that the three year limitation contained in the third paragraph of the Confidentiality Agreement shall be increased to five
(5) years for such Evaluation Material. The Company and the Parent also agree that any Advisory Committee representative of the Parent shall be considered a Representative under the Confidentiality Agreement.

              The Advisory Committee at all times shall consist of one individual to be designated from time to time by the Chairman of the Board of Directors of Parent and two individuals to be designated from time to time by the Board of Directors of the Company and will be chaired by one of the individuals designated by Parent. All decisions of the Advisory Committee, which shall be dissolved as of the Closing, shall be agreed upon by the majority vote of the Advisory Committee members. Any actions of the Company which are in accordance with the decisions of the Advisory Committee shall be deemed to be in compliance with the Company's obligations and covenants set forth above in this
Section 5.1.

              Nothing herein shall obligate the Board of Directors or management of the Company to (i) adopt the recommendations or proposals of the Advisory Committee or (ii) provide information to the Advisory Committee if the Board of Directors of the Company believes in good faith, after consultation with the Company's counsel that such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law. Any action of the Company taken in accordance with this paragraph shall be deemed to be in compliance with the Company's obligations and covenants set forth above in this
Section 5.1.

              Without limiting the generality of the foregoing, the Company shall promptly notify Parent and the Advisory Committee of (i) any discussions or actions (of any type, preliminary or otherwise) relating to bankruptcy of the Company, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity, (iii) any material loss of or damage to any property, (iv) any material change in material existing relationships with outside third parties, (v) the institution or threat of any material litigation that could affect the Company, (vi) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement or
(vii) any other matter that could result in a Material Adverse Effect. Notwithstanding the foregoing or anything contained herein to the contrary, nothing in this Agreement shall be construed to restrict the Company's operations in a manner which would violate applicable law.

              The Company shall indemnify and hold harmless Parent and those employees of Parent who render services to the Advisory Committee during the Interim Period under this Agreement from and against any claims or liabilities asserted against them relating to their services to the Advisory Committee hereunder (and Company hereby forever releases Parent and such persons from any claims by or liabilities to Company arising from or relating to such services to the Advisory Committee), provided that (i) such claims or liabilities did not result from acts or omissions (x) not in good faith or (y) which involve intentional misconduct or a knowing violation of law and (ii) such services were rendered in a manner reasonably and in good faith believed to be in or not opposed to the best interests of the Company.

              During the Interim Period, Parent shall cause all of its employees to use their best efforts to (i) avoid doing anything to the competitive disadvantage of the Company vis-a-vis Parent, (ii) not use to the advantage of Parent any confidential information of the Company obtained while performing services for or on behalf of the Company, (iii) not solicit any employees of the Company to terminate their relationship with the Company, and (iv) if requested by the Company to do so, cause each such employee of Parent to execute confidentiality and non-solicitation agreements in customary form in accordance with the foregoing.

     SECTION 5.2 STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.

              (a) In connection with the approval of the Company's stockholders as required by applicable law in order to consummate the Merger, Company shall, as soon as practicable following the execution of this Agreement, prepare and the Company shall file with the SEC the Proxy Statement. The Company will cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after receiving SEC approval, or deemed approval (if no response is received within ten days after filing with the SEC). No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company, without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon. The Company will advise Parent and Merger Sub promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

              (b) The Company shall establish, as soon as practicable following the date hereof, a record date in order to duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY SPECIAL MEETING") for the purpose of considering the approval of the Merger and (with the consent of Parent) such other matters as may in the reasonable judgment of the Company be appropriate for consideration at the Company Special Meeting. Once the Company Special Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Special Meeting (other than for the absence of a quorum, or in connection with the exercise of fiduciary duties by the Board of Directors of the Company pursuant to Section 5.4) without the consent of Parent. Subject to the Company's right pursuant to Section 5.4 hereof to withhold, withdraw, modify, change or fail to make the Recommendations, the Board of Directors of the Company shall include in the Proxy Statement the Recommendations. Unless the Board of Directors of the Company shall have withheld, withdrawn, modified, changed or failed to make its Recommendations in compliance with Section 5.4, the Company shall use commercially reasonable efforts to secure the vote or consent of stockholders required by the NJ Code to effect the Merger.

              (c) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 5.3 ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT. Between the date hereof and the Closing Date, the Company shall (i) give Parent, its respective counsel, financial advisors, auditors and other authorized representatives (collectively, "REPRESENTATIVES") access to the offices, properties, books and records of the Company, (ii) furnish to Parent and Parent's Representatives such financial and operating data and other information relating to the Company, and its respective operations as such Persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company; PROVIDED that any information and documents received by Parent or its Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with that certain letter dated as of July 1, 2002 between Parent and the Company regarding confidentiality and non-disclosure of Company information (the "CONFIDENTIALITY AGREEMENT"), which shall remain in full force and effect pursuant to the terms thereof until the Effective Time, notwithstanding the execution and delivery of this Agreement or the termination hereof.

     SECTION 5.4 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not, whether directly or indirectly through its respective Representatives, (a) solicit, initiate or encourage any Acquisition Proposal (as defined hereafter),
(b) engage in discussions or negotiations with, or disclose any non-public information relating to the Company or afford access to the properties, books or records of the Company to, any Person (other than Parent or its Representatives) concerning an Acquisition Proposal, (c) release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, or (d) following receipt of an Acquisition Proposal, withhold, withdraw, modify or change in a manner adverse to Parent, or fail to make, its Recommendations or approve, endorse or recommend such Acquisition Proposal; PROVIDED THAT, in each case, if and to the extent that (i) the Company's Board of Directors believes in good faith, after consultation with the Company's financial advisor and legal counsel, that such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined hereafter) and (ii) the Company's Board of Directors believes in good faith, after consultation with the Company's counsel, that the failure to engage in such negotiations or discussions, provide such information, release a third party from or waive any provision under any such confidentiality or standstill agreement, so withhold, withdraw, modify, change or fail to make its Recommendations and/or so approve, endorse or recommend such Acquisition Proposal would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may furnish information with respect to the Company, participate in negotiations regarding such Acquisition Proposal, release a third party from or waive any provisions under any such confidentiality or standstill agreement, withhold, withdraw, modify or change in a manner adverse to Parent its Recommendations, and/or fail to make, approve, endorse or recommend such Acquisition Proposal, as applicable. Upon its receipt thereof, the Company shall promptly (and in any event within one (1) business day) provide Parent with a written statement with respect to any non-written Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the material terms thereof and shall promptly (and in any event within one (1) business day) advise Parent of any material modification or proposed modification thereto. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 15% or more of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company, or a substantial portion of the assets of, the Company. As used herein, a "SUPERIOR PROPOSAL" shall mean a bona fide written Acquisition Proposal which the Company's Board of Directors believes in good faith, after consultation with the Company's financial advisor, (i) would be reasonably likely to be more favorable to the Company and its stockholders than those provided pursuant to this Agreement from a financial point of view and otherwise (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and identity of the offeror) as compared to the transaction contemplated hereby (including any alternative proposal offered by Parent in response thereto) and (ii) if applicable, is reasonably capable of being financed by the Person making such Acquisition Proposal. Nothing contained in this Agreement shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law.

     The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any third party (other than Parent) conducted heretofore with respect to any

Acquisition Proposal, except that the Company shall use its commercially reasonable efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company in connection with any Acquisition Proposal to return or destroy all such information in the possession of any such Person or in the possession of any Representative of any such Person. The Company shall use its commercially reasonable efforts to inform its Representatives of the restrictions described in this Section 5.4.

     SECTION 5.5  INDEMNIFICATION

               (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company to indemnify and hold harmless the Company's and its Subsidiaries' present and former directors, officers, employees, and agents and their heirs, executors and assigns (collectively, the "Covered Parties") against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Covered Party is or was an officer, director, employee or agent of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Prior to or concurrent with the Closing, the Company shall purchase and have effective a six (6) year extension of the discovery period under the Company's current directors' and officers' liability insurance policy.

               (b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain, at all times prior to the sixth anniversary of the Effective Time, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in the certificate of incorporation and by-laws of the Company.

               (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.5 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

               (d) The covenants contained in this Section are intended to be for the benefit of, and shall be enforceable by, each of the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which a Covered Party is entitled, whether pursuant to law, contract or otherwise. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.5.

     SECTION 5.6 OBTAINING FINANCING. Parent shall use its reasonable best efforts to obtain, prior to the Closing, the financing contemplated by Section 4.7, or such other financing necessary to fund the aggregate Exchange Price.

     SECTION 5.7 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and to cooperate with each of the other parties hereto in connection with the foregoing, including using its reasonable best efforts: (A) to obtain all necessary waivers, consents and approvals from third parties; (B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign laws or regulations; (C) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (D) to effect all necessary registrations and filings and submissions of information requested by governmental authorities; and (E) to fulfill all conditions to this Agreement; and shall not take, or agree in writing or otherwise to take, any action which would cause or would be reasonably likely to cause, any of the conditions to the Merger not to be satisfied. From the date of this Agreement through the Closing, Parent agrees that it will not acquire beneficial ownership of shares of Company Common Stock, without the Company's consent.

     SECTION 5.8 PUBLIC ANNOUNCEMENTS. Neither the Company, Parent, nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior written consent of the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange in which circumstance reasonable efforts to consult with the other party will still be required to the extent practicable.

     SECTION 5.9 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Merger or the Stockholder Agreements, the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger and the Stockholder Agreements.

     SECTION 5.10 CERTAIN NOTIFICATIONS. Between the date hereof and the Effective Time, each party shall promptly notify the other party hereto in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in Article VI.

     SECTION 5.11 VOTING OF SHARES. Parent and Merger Sub agree to vote all Shares beneficially owned by them as of the applicable record date in favor of adoption of this Agreement at the Company Stockholder Meeting or pursuant to applicable provisions of the GA Code on the terms and subject to the conditions set forth in this Agreement.

     SECTION 5.12 ADDITIONAL REPORTS. The Company shall furnish to Parent copies of any reports which it files with the SEC on or after the date hereof but prior to the Closing.

     SECTION 5.13 LOAN EXTENSION. The Company shall use its commercially reasonable efforts to negotiate an extension of the Company's obligations due under (i) that certain Promissory Note by the Company in favor of Signal Lake Venture Fund, L.P., dated January 31, 2002 in the original principal amount of $400,000 and (ii) that certain Promissory Note by the Company in favor of Lucent Technologies, dated January 31, 2002 in the original principal amount of $400,000.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

              (a) If required by the NJ Code, this Agreement shall have been adopted and the Merger approved by the stockholders of the Company; and

              (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 6.2 CONDITIONS TO THE OBLIGATION OF THE PARENT AND THE MERGER SUB. The obligation of the Parent and the Merger Sub to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

              (a) The Company shall have obtained at its own expense (and shall have provided copies thereof to the Parent) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 3.3 which are required on the part of the Company, except for any failure of which to obtain or effect would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

               (b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing with the same force and effect as if made as of such date, except to the extent that (A) the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all Company Material Adverse Effect and materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded), (B) the changes are contemplated by this Agreement, (C) the representations and warranties address matters only as of a particular date, which representations shall have been true and correct as of such particular date such that, in each case or in the aggregate, such failure to be true and correct constitutes a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all Company Material Adverse Effect and materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded), and (D) the representations and warranties are contained in Section 3.4, which shall be true and correct in all material respects as of the date of the Agreement;

               (c) There shall not have been any action taken, or any statute, law, ordinance, rule, regulation, injunction, judgment, order or decree proposed, entered, enacted, enforced, promulgated, issued or deemed applicable to the Merger by any Governmental Entity, or there shall not be pending any action, suit or proceeding by any Governmental Entity against Parent, the Company, or Merger Sub, that is likely to (i) prohibit, limit or make illegal, or otherwise restrict the consummation of the Merger (ii) render Merger Sub unable to accept for payment or pay for some or all of the Shares, (iii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, (iv) prohibit or impose any limitations on Parent's direct or indirect ownership or operation (or that of any of its affiliates) of all or a material portion of their or the Company's businesses or assets, (v) compel Parent or its affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, (vi) oblige the Company, Parent or any of their respective subsidiaries to pay material damages in connection with the transactions contemplated by the Agreement or (vii) otherwise constitute a Company Material Adverse Effect or, as a result of the transactions contemplated by the Agreement, a Parent Material Adverse Effect;

               (d) There shall not have occurred and be continuing (i) any general suspension of trading in securities on the Nasdaq SmallCap Market or over the counter bulletin board, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any direct or indirect limitation (whether or not mandatory) by a United States Governmental Entity on the extension of credit by banks or other financial institutions, (iv) a change in banking, general financial or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (v) in the case of any of the foregoing existing on the date of the Agreement, a material change, acceleration or worsening thereof;

               (e) The Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

               (f) No Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

               (g) The Parent shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company (other than any such resignations which the Parent designates, by written notice to the Company, as unnecessary); and

              (h) The Parent shall have received such other certificates and instruments (including bring down certificates, certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

     SECTION 6.3 CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

              (a) The representations and warranties of the Parent and the Merger Sub set forth in the first sentence of Section 3.1 and in Section 3.2 and any representations and warranties of the Parent and the Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Parent and the Merger Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

              (b) Each of the Parent and the Merger Sub shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

              (c) No legal proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

              (d) The Company shall have received such other certificates and instruments (including bring down certificates, certificates of good standing of the Parent and the Merger Sub in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned:

              (a) by the mutual written consent of the Company and Parent;

              (b) at any time prior to the Closing, by either the Company or Parent, if there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

              (c) by Parent if, prior to the Closing, (i) the Board of Directors of the Company shall have, in any manner, withdrawn or materially modified or amended in any respect adverse to Parent its Recommendations or shall have resolved or announced an intention to do so, (ii) the Board of Directors of the Company shall have approved or recommended to the stockholders of the Company any Acquisition Proposal or shall have resolved or announced an intention to do so, or (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of Company Common Stock is announced or commenced and, either (A) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its stockholders or (B) within ten (10) business days of such commencement, the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (each of (i), (ii) and (iii) a "TRIGGERING EVENT");

              (d) by the Company, if prior to the Closing (but not less than three (3) business days after Parent's receipt of the written notice referred to in clause (ii) of this Section 7.1(d)), the Company enters into, or its Board of Directors determines to enter into, a definitive acquisition agreement providing for the consummation of a Superior Proposal; PROVIDED that: (i) the Company is not in breach of its obligations under Section 5.4 hereof in connection with such Superior Proposal, (ii) the Company shall have notified Parent in writing that the Company has received a Superior Proposal and intends to enter into a definitive acquisition agreement providing for the consummation of such Superior Proposal, and (iii) Parent shall not have made, within three (3) business days after receipt of the Company's written notice of its intention to enter into a definitive acquisition agreement providing for the consummation of a Superior Proposal, an offer that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and its counsel, is more favorable to the Company and the Company's stockholders than such Superior Proposal;

               (e) by the Company, at any time prior to the Closing, upon a material breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been untrue or inaccurate when made or shall have become untrue or inaccurate such that, in the aggregate, in the case of such representations and warranties, such untruths or inaccuracies would reasonably be expected to have a material adverse effect on Parent's ability to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that (except with respect to the untruth of Section 4.7, for which no cure period shall be available) if such untruth or inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through exercise of commercially reasonable efforts, then the Company may not terminate this Agreement pursuant to this Section 7.1(e) until the earlier of
(i) the expiration of a thirty (30)-day period after delivery of written notice from the Company to Parent of such untruth or inaccuracy or breach, or (ii) the date on which Parent ceases to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if such untruth or inaccuracy or breach by Parent is cured during such thirty-day period);

               (f) by Parent, at any time prior to the Closing, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been untrue or inaccurate when made or shall have become untrue or inaccurate such that in the aggregate, in the case of such representations and warranties, such untruths or inaccuracies would reasonably be expected to have a material adverse effect on Company's ability to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that if such untruth or inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through exercise of commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 7.1(f) until the earlier of
(i) the expiration of a thirty (30)-day period after delivery of written notice from Parent to the Company of such untruth or inaccuracy or breach, or (ii) the date on which the Company ceases to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if such untruth or inaccuracy or breach by the Company is cured during such thirty-day period).

               (g) by either the Company or Parent if the shareholders of the Company do not approve the Merger.

               (h) by the Company if the Parent fails to obtain the financing contemplated by Sections 4.7 and 5.6.

     The party desiring to terminate this Agreement shall give written notice of such termination to the other party in accordance with Section 8.1.

     SECTION 7.2 EFFECT OF TERMINATION. Except for any material breach of this Agreement by any party hereto (which material breach and liability therefor shall not be affected by the termination of this Agreement or the payment of any Termination Fee (as defined in Section 7.3(a) hereof)), if this Agreement is terminated pursuant to Section 7.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED, HOWEVER, that notwithstanding such termination the agreements contained in Sections 7.2, 7.3 and 8.7 hereof, the last sentence of Section 1.2 and the proviso to Section 5.3 hereof shall survive the termination hereof.

     SECTION 7.3 REMEDIES, FEES & EXPENSES

              (a) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to the costs and expenses incurred by Parent in furtherance of this transaction, not to exceed $200,000 (the "COMPANY TERMINATION FEE"), if:

                        (i) this Agreement is terminated by Parent pursuant to
Section 7.1(c) hereof; or

                        (ii) this Agreement is terminated by the Company pursuant to Section 7.1(d) hereof.

"COMPANY ACQUISITION" means any bona fide offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving a change of control of the Company or the acquisition or purchase of over 50% or more of the Company Common Stock, or tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of the Company Common Stock, or all or substantially all of the assets of, the Company.

              (b) The Company shall pay the Company Termination Fee pursuant to this Section 7.3 (if all conditions thereto have been satisfied) (i) at or prior to the termination of this Agreement by the Company in the circumstances described in Section 7.3(a)(ii) hereof, (ii) not later than one (1) business day after the termination of this Agreement by Parent in the circumstances described in Section 7.3(a)(i) hereof.

              (c) The Parent agrees to pay the Company in immediately available funds by wire transfer an amount equal to the costs and expenses incurred by the Company in furtherance of this transaction, not to exceed $150,000 (the
"PARENT TERMINATION FEE"), if this Agreement is terminated by the Company pursuant to Section 7.1(h) hereof.

              (d) The Parent shall pay the Parent Termination Fee pursuant to this Section 7.3 (if all conditions thereto have been satisfied) not later than one (1) business day after the termination of this Agreement by the Company in the circumstances described in Section 7.3(c) hereof.

              (e) Except with respect to circumstances causing the payment of a Company Termination Fee or a Parent Termination Fee, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that Merger Sub shall pay any transfer or similar taxes arising in connection with the Merger or any other transactions contemplated hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

                       If to the Company, to:
                       DSET Corporation
                       661 Shrewsbury Avenue
                       Shrewsbury, New Jersey 07702
                       Fax: (732) 212-8915
                       Attention: Mr. Binay Sugla, CEO and President

                                  with copies to:
                                  Hale and Dorr LLP
                                  650 College Road East
                                  4th Floor
                                  Princeton, New Jersey 08540
                                  Fax: (609) 750-7700
                                  Attention: William J. Thomas

                       If to Parent and Merger Sub, to:
                       NE Technologies, Inc.
                       5085 Avalon Ridge Parkway
                       Suite 100
                       Norcross, Georgia 30071
                       Fax: (770) 453-9191
                       Attention: Dilip Naik, President and Vish Emani, Vice President

                                  with a copy to:
                                  Foltz Martin, LLC
                                  3525 Piedmont Road
                                  Suite 750
                                  Atlanta, Georgia 30305
                                  Fax: (404) 237-1659
                                  Attention: Jeff D. Woodward

     SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Effective Time in accordance with their terms.

     SECTION 8.3 INTERPRETATION. References herein to the "knowledge" of a party shall mean the actual knowledge of the executive officers of such party. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

     The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule of the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     SECTION 8.4 AMENDMENTS, MODIFICATION AND WAIVER.

              (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED, HOWEVER, that after the adoption of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED THAT neither the Company nor Parent or the Merger Sub may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     SECTION 8.6 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

     SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     SECTION 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     SECTION 8.9 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Parent under this Agreement, and for the benefit of Parent and its successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Section 5.5 hereof, be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

     SECTION 8.10 ENTIRE AGREEMENT. This Agreement, the exhibits and the schedules hereto constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     SECTION 8.11 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 8.12 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     SECTION 8.13 SUBMISSION TO JURISDICTION. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Georgia state or federal court sitting in Fulton County. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Fulton County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

     SECTION 8.14 MERGER SUB COMPLIANCE. Whenever this Agreement requires Merger Sub to take action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                  NE TECHNOLOGIES, INC.

                                  By: /s/ Dilip Naik
                                      ----------------------------------------
                                      Dilip Naik, President

                                  DSET CORPORATION

                                  By: /s/ Binay Sugla
                                      ----------------------------------------
                                      Binay Sugla, President and CEO

                                  NE TECHNOLOGIES ACQUISITION CORPORATION

                                  By: /s/ Vish Emani
                                      ----------------------------------------
                                      Vish Emani, President

                                                                         ANNEX B

                                                   Form of Stockholder Agreement

                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT (this "AGREEMENT"), dated as of November 8, 2002, by and among NE Technologies, Inc., a Georgia corporation ("Parent"), NE Technologies Acquisition Corporation, a Georgia corporation and a wholly owned subsidiary of Parent ("Purchaser"), and [ ] (the "Stockholder").

         WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner of the shares of common stock, no par value per share ("Company Common Stock"), of DSET Corporation, a New Jersey corporation (the "Company"), set forth on the Signature Page hereto;

         WHEREAS, Parent, Purchaser and the Company concurrently herewith are entering into an Agreement of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the acquisition of the Company by Parent by means of a merger (the "Merger") of the Company with and into the Purchaser whereby shares of Company Common Stock will be exchanged for cash upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent and Purchaser of the Merger Agreement and the foregoing and the representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. Representations and Warranties of the Stockholder. The Stockholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Company Common Stock indicated on the Signature Page hereto, except for Stockholder's interest in and to that certain Promissory Note by Company to Stockholder, dated January 1, 2002 in the original principal amount of $400,000; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the proxy contained herein. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which such

      Stockholder's Shares (as hereinafter defined) are subject. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, then this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision or any judgment, order, decree, statute, law, title or regulation applicable to the Stockholder or the Stockholder's Shares.

            SECTION 2. Definition of Shares. For purposes of this Agreement, "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire such securities) beneficially owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all shares of Company Common Stock and all additional options, warrants and other rights to acquire such securities) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Effective Time. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

            SECTION 3. Transfer of the Shares. Prior to the termination of this Agreement, except as otherwise provided herein, the Stockholder shall not:
      (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to the Shares except as provided herein; or (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares. Notwithstanding the foregoing, the Stockholder may transfer his Shares so long as each person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have
      (a) executed a counterpart to this Agreement and (b) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

            SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy.

                  (a) Subject to Section 6 hereof, the Stockholder hereby irrevocably grants to, and appoints, Parent, and Dilip Naik and Vish Emani, in their respective capacities as officers of Parent, and any individual who shall thereafter succeed to such office of Parent, and each of them individually, its proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of the Stockholder, to vote his Shares, or grant a consent or approval in respect of his Shares, in connection with any meeting of the stockholders of the Company (i) in favor of the Merger, and (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including any Acquisition Proposal. This Agreement is intended to bind the Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

                  (b) The Stockholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that such proxies are hereby revoked.

                  (c) Subject to Section 6 hereof, the Stockholder hereby affirms that the proxy set forth in this Section 4 is irrevocable and is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performances of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest in the Shares and, except as set forth in Section 6 hereof, is intended to be irrevocable in accordance with the provisions of the New Jersey Business Corporation Act.

            SECTION 5. Further Assurances. The Stockholder shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 4 hereof.

            SECTION 6. Termination. Except as otherwise provided in this Agreement, this Agreement, and all rights and obligations of the parties hereunder, including the proxy delivered herein, shall terminate immediately upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms including but not limited to termination by the Company to accept a Superior Proposal or (ii) the Effective Time; provided, however, that Sections 7 and 10 shall survive any termination of this Agreement.

            SECTION 7. Expenses. All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.

            SECTION 8. Public Announcements. Each of the Stockholder, Parent and Purchaser agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

            SECTION 9. Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof (a) Parent or Purchaser would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to
      Section 14A:10A-4 of the New Jersey Business Corporation Act or the Certificate of Incorporation of the Company from engaging in any "business combination" (as such terms are defined in Section 14A:10A-3 of the New Jersey Business Corporation Act) or (b) the right to exercise certain options or warrants as provided in certain Senior Executive Change in Control Agreements would be triggered, then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

            SECTION 10. Miscellaneous.

                  (a) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

                  (b) Binding Effect and Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as specifically provided herein, no party to this Agreement may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  (c) Amendments and Modification. Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, and in the case of a waiver, by the party against whom the waiver is to be effective.

                  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity without the necessity of proving the inadequacy of money damages as a remedy.

                  (e) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

If to Parent or Purchaser:

         NE Technologies, Inc / NE Technologies Acquisition Corporation 5085 Avalon Ridge Parkway, Suite 100
         Norcross, Georgia 30071
         Attention: Dilip Naik, President and Vish Emani, Vice President Facsimile No.: (770) 453-9191

                  With a copy to:

                           Foltz Martin, LLC
                           3525 Piedmont Road, Suite 750
                           Atlanta, Georgia 30305
                           Attention:  Jeff D. Woodward, Esq.
                           Facsimile:  (404) 237-1659

If to the Stockholder:

         [ ]
         [ ]
         [ ]
         Attention: [ ]
         Facsimile No.: [ ]

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

                  (g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

                  (h) Effect of Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (j) Action in Stockholder Capacity Only. The Stockholder makes no agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any action taken in any other capacity as an officer or director of the Company.

                  (k) No Exercise of Options, Warrants or Other Rights. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall require the Stockholder to exercise or convert Shares that do not constitute outstanding shares of Company Common Stock.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         The foregoing Agreement is hereby executed as of the date first above written.

                                NE TECHNOLOGIES, INC.  ("PARENT")

                                By:____________________________________________
                                   Dilip Naik, President


                                NE TECHNOLOGIES ACQUISITION CORPORATION
                                ("MERGER SUB"")

                                By:____________________________________________
                                   Vish Emani, President


                                [ ] ("STOCKHOLDER")

                                Signed:    ____________________________________

                                Print Name:____________________________________

                                Shares beneficially owned by Stockholder:

                                __________shares of Company Common Stock

                                __________shares of Company Common Stock
                                          issuable upon exercise of options

                                __________shares of Company Common Stock
                                          issuable upon exercise of warrants

                                                                         ANNEX C

                                                        Opinion of Kaufman Bros.

                                                          November 1, 2002

To the Board of Directors of
DSET Corporation
661 Shrewsbury Avenue
Shrewsbury, NJ  07702

Gentlemen:

      We understand that DSET Corporation (the "DSET") is contemplating a transaction pursuant to which NE Technologies, Inc. ("NET") would acquire all of the outstanding shares of common stock of DSET. The acquisition will be effected through a merger (the "Merger") of DSET with and into NEWCO, Inc. a wholly owned subsidiary of NET ("NEWCO") pursuant to which each outstanding share of common stock of DSET (other than treasury shares) would be converted into the right to receive $0.30 in cash. The terms and conditions of the Merger are more fully described in the proposed Agreement of Merger by and among DSET, NET and NEWCO (the "Merger Agreement").

      In connection with your review and analysis of the Merger, you have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the public stockholders of DSET of the consideration to be received by such stockholders in connection with the Merger.

      Kaufman Bros., L.P., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements of securities of public and private companies and valuations for corporate and other purposes. We have acted as financial advisor to DSET with respect to the Merger for which we have received fees and will receive additional fees, contingent upon consummation of the Merger. In addition, in June of 2001, we acted as financial advisor for DSET in connection with the purchase of ISPSoft, Inc. for which we received customary fees.

      In conducting our analysis and arriving at our opinion as expressed herein, we have, among other things:

o reviewed a draft of the Merger Agreement, dated October __, 2002, and the schedules and exhibits attached thereto;

The Board of Directors of
DSET Technologies, Inc.
November 1, 2002
Page 2


o reviewed DSET's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and DSET's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, as filed with the Securities and Exchange Commission;

o reviewed certain internal information relating to DSET provided to us by management of DSET, including historical financial information and financial forecasts;

o held discussions with DSET's managements regarding the businesses, operations and prospects of DSET;

o     visited DSET's facilities in Shrewsbury, New Jersey;

o contacted a number of potential financing sources, strategic partners and purchasers during the period from February 25, 2002 and October 29, 2002 and consulted with DSET with respect thereto;

o     reviewed the historical trading prices and volumes of DSET's Common Stock;

o reviewed certain publicly available information concerning certain other companies engaged in businesses which we believe to be reasonably comparable to DSET;

o reviewed information concerning certain other business transactions which we believe to be reasonably comparable to the Merger;

o performed various valuation analyses as we deemed appropriate using generally accepted analytical methodologies; and

o performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

      In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion, and upon the assurances of the management of DSET that they are not aware of any information that would make the information provided to us incomplete or misleading. We have not attempted to independently verify such information, and have not made, obtained or been provided with any independent evaluation or appraisal of the properties and facilities or of any of the assets or liabilities (contingent or otherwise) of DSET. With respect to financial forecasts, we were advised by the management of DSET, and we have assumed, without independent investigation, that they were reasonably prepared and reflect the best currently available estimates and judgment as to the expected future financial performance of DSET. We have also assumed, with your permission and without independent investigation, that the Merger Agreement will be consummated in accordance with the terms set forth in the draft of the Merger Agreement, reviewed by us without any amendment thereto and without any waiver by any of the parties of any of the conditions to their respective obligations.

      Our opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information available to us, as of the date hereof. We disclaim any undertakings or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after the date hereof. Although we evaluated the consideration to be received by the stockholders of DSET in connection with the

The Board of Directors of
DSET Technologies, Inc.
November 1, 2002
Page 3


Merger, we did not recommend the specific consideration payable in the Merger, which was determined through negotiations between DSET and NET.

      In the ordinary course of our business, we may hold and actively trade securities of DSET for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      Our opinion does not constitute a recommendation as to any action the Board of Directors or any stockholder of DSET should take in connection with the Merger or any aspect thereof and is not a recommendation to any person on how such person should vote in his or her consideration of the Merger. Our opinion relates solely to the fairness, as of the date hereof, from a financial point of view, to the stockholders of DSET of the consideration to be received by such stockholders in connection with the Merger. We express no opinion herein as to the structure, terms or effect of any other aspect of the Merger, the merits of the underlying decision of DSET to consummate the Merger, any other actions taken or proposed to be taken by DSET in connection with the Merger, or any other transactions or business strategies discussed by the Board of Directors of DSET as alternatives to the Merger.

      This opinion has been prepared at the request of, and for the information of, the Board of Directors of DSET for its use in evaluating the fairness, from a financial point of view, to the stockholders of DSET of the consideration to be received by such stockholders in connection with the Merger. It may not be used for any other purpose, published, reproduced, summarized, described or referred to or given to any other person or otherwise made public without our prior written consent.

      Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the consideration to be received by the stockholders of DSET in connection with the Merger is fair, from a financial point of view, to the stockholders of DSET.

                                        Very truly yours,

                                        /s/ KAUFMAN BROS., L.P.

                                        KAUFMAN BROS., L.P.

                                   APPENDIX 1

      PROXY                     DSET CORPORATION                    PROXY


                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 27, 2002


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF DSET CORPORATION


The undersigned, revoking all prior proxies, hereby appoint(s) Binay Sugla and Bruce M. Crowell, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of DSET Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Corporation to be held at the offices of Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540, on December 27, 2002 at 9:00 a.m., local time, and at any adjournment thereof. Each of the proposals contained in this proxy for approval by the Corporation's shareholders have been proposed by the Corporation, and none of the proposals contained in this proxy is conditioned upon the approval of any other proposal.


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. Attendance of the undersigned at the Special Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Corporation or shall vote in person at the Special Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                -------------------------------------------------

|X| PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

      1. Approval of the Agreement of Merger, dated as of November 8, 2002, by and among the Corporation, NE Technologies, Inc. ("NE Technologies") and NE Technologies Acquisition Corporation, a wholly-owned subsidiary of NE Technologies ("Acquisition Corporation"), and the merger of DSET with and into the Acquisition Corporation, with the Acquisition Corporation as the surviving corporation and with each outstanding share of the Corporation's Common Stock being converted into the right to receive a cash payment of $0.30 per share.

                        |_| FOR    |_| AGAINST    |_| ABSTAIN

      2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                        |_| FOR    |_| AGAINST    |_| ABSTAIN


Date: ________________________


--------------------------------------  ----------------------------------------
Signature                               Signature (if held jointly)

NOTE: Please sign exactly as name appears on your stock certificate(s). When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.